                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

          ------------------------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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       Date of Report (Date of earliest event reported): October 31, 2006

                               BNS HOLDING , INC.
                               ------------------
               (Exact Name of Registrant as Specified in Charter)

    Delaware                          1-5881                      N/A
    --------                          ------                      ---
 (State or other            (Commission File Number)        (IRS Employer
  jurisdiction                                            Identification No.)
 of incorporation)

          25 Enterprise Center, Suite 104,
             Middletown, Rhode Island                           02842
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      (Address of principal executive offices)                (Zip Code)

       Registrant's telephone number, including area code: (401) 848-6300

             ------------------------------------------------------
          (Former name or former address, if changed since last report)

================================================================================

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 DFR
240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement  communications  pursuant  to  Rule  13e-4  (c)  under  the
Exchange Act (17 CFR 240.13e-4(c))

                           CURRENT REPORT ON FORM 8-K

                                BNS HOLDING, INC.

                                TABLE OF CONTENTS

                                                                            Page

Item 1.01.   Entry into a Material Definitive Agreement........................1

Item 2.01.   Completion of Acquisition or Disposition of Assets................5

Item 2.03    Creation of a Direct Financial Obligation or an Obligation
             Under an Off-balance Sheet Arrangement of a Registrant...........55

Item 5.02.   Departure of Directors or Principal Officers; Election
             of Directors; Appointment of Principal Officers..................55

Item 5.03.   Amendments To Articles Of Incorporation Or Bylaws;

                                       i

ITEM 1.01.     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         MERGER

         THE PARTIES: The following entities are parties to the various material definitive agreements entered into by BNS Holding, Inc., referred to herein as the "Company," with respect to the acquisition by the Company of 80% of the equity interest in Collins I Holding Corp., an entity that acquired Collins
Industries, Inc., a Missouri corporation.

         BNS Holding, Inc. is a publicly-held shell corporation organized under the state of Delaware whose shares of common stock are publicly traded on the
Over the Counter Bulletin Board.

         Collins Industries, Inc., which we refer to as "Collins", is a Missouri corporation which manufactures small school buses, ambulances built from modified cargo vans, terminal trucks, road construction and industrial rental sweeper equipment and certain other commercial and shuttle buses.

         Steel Partners II, L.P., which we refer to as "Steel," is a private investment partnership that invests in small-cap companies. Steel is a limited partnership organized under the state of Delaware.

         CS Acquisition Corp., which we refer to as "Purchaser," was initially formed as a subsidiary of Steel. Purchaser has not engaged in any business activity. Purchaser is incorporated under the laws of the State of Missouri.

         American Industrial Partnership, which we refer to as "AIP," is a manager of private equity funds with a focus on investing in and improving
American industrial companies. AIP is a limited partnership organized under the laws of the State of Delaware.

         Collins I Holding Corp., which we refer to as "Holding," was formed solely for the purpose of acquiring all outstanding shares of Purchaser, assuming all the rights of Purchaser pursuant to the Merger Agreement (as defined hereinafter) and merging with Collins.

         RELATIONSHIPS OF THE PARTIES

         Steel is a principal shareholder of the Company. Prior to the closing of the Merger, (i) Steel owned all the outstanding equity interest in Purchaser and AIP owned all of the outstanding equity interest of Holding. Upon the closing of the Merger, the Company owns 80% of the outstanding equity interest in Holding and Holding owns 100% of the outstanding equity interest in the surviving company in the merger of Purchaser with and into Collins.

         BACKGROUND: Steel entered into an Agreement and Plan of Merger (the
"Merger Agreement") as of September 26, 2006 with Purchaser and Collins. The
Merger Agreement provided that upon the closing of the Merger, Purchaser would merge with and into Collins and Collins would become a subsidiary of Steel and the shareholders of Collins would receive $12.50 per share in cash. REFERENCE IS
MADE TO ITEM 2.01 OF THIS CURRENT REPORT ON FORM 8-K FOR A MORE DETAILED
DESCRIPTION OF THE TERMS AND CONDITIONS OF THE MERGER AGREEMENT.

         On September 27, 2006, the Company entered into a Memorandum of
Understanding (the "Memorandum of Understanding") with Steel, Purchaser, AIP and
Holding. The Memorandum of Understanding reflected the intent of Steel to assign its rights under the Merger Agreement. Pursuant to the Memorandum of
Understanding, subject to a drafting and execution of definitive documents and final board approval by the Board of Directors of the Company, the Company would acquire an 80% interest in Holding, which would be the holding company for

                                      -1-

Collins after giving effect to the Merger and the transactions contemplated by the Memorandum of Understanding. Accordingly, upon the consummation of the transactions contemplated by the Merger Agreement and Memorandum of
Understanding are consummated, the Company, through its ownership interest of
Holding, owns 80% of Collins.

         Immediately prior to the closing of the Merger, Steel assigned its rights and obligations pursuant to the Merger Agreement and Memorandum of
Understanding to Holding and transferred all of the outstanding capital stock of
Purchaser to Holding. The Company gave Holding $29.7 million in cash to be used to purchase the outstanding shares of Collins upon the closing of the Merger. Of this amount, $15.7 million was funded from working capital and $14.0 million was funded through a long term loan with Steel. In exchange for such assignment, transfer and payment of cash, Holding issued 26,400 units of Holding equity securities, constituting 80% of the outstanding equity interest of Holding. Each unit is composed of one share of Holding common stock and a warrant to purchase up to 1.4509 shares of Holding common stock or an aggregate of up to 38,304 shares of Holding common stock. The exercise price of the Warrant is $.01 and is exerciseable if the Company has received notice of a sale or liquidation of
Holding. In such event, the Company can exercise the warrant for an amount equal to the lesser of 38,304 shares of Holding and the number of shares of Holding which would cause the Internal Rate of Return (as such term is defined in the
Warrant) to equal, but not exceed, eight percent (8%). The other ownership interest of Holding is as follows: AIP will hold 6,100 shares of Holding common stock and the management of Collins will hold 500 shares of Holding common stock and options exercisable for up to an additional 3,300 shares of Holding common stock. The entity controlled by AIP paid $2.8 million for its interest in
Holding and AIP will provide management oversight for the operations of Collins.

         STOCKHOLDERS' AGREEMENT WITH AIP: As of October 31, 2006, the Company,
Holding, Collins, AIP and certain employee shareholders (collectively, the
"Holding Stockholders") entered into a Stockholders' Agreement (the "Holding
Stockholders Agreement") which provides, among other things, (i) that Holding
Stockholders will vote for a Board of Directors of Holding consisting of one director appointed by AIP and four directors appointed by the Company and (ii)
that certain major corporate actions (i.e. a material corporate transaction or a sale of all of the assets of Holding) cannot be made without the approval of the
Company and AIP. In addition, the Holding Stockholders Agreement provides that the Company may initiate a sale of Collins, subject to the approval of the director designated by AIP. If such sale is initiated, the other shareholders must go along with such sale as long as such other shareholders receive the same per share consideration. The Holding Stockholders Agreement further provides that under certain circumstances as described therein, AIP may commence negotiations providing for the Company's purchase of AIP's interest. If such circumstances are triggered, for a period of 90 days AIP and the Company will negotiate exclusively. If they cannot reach an agreement, then Goldman Sachs will be engaged to conduct an auction of Holding. The Holding Stockholders
Agreement shall terminate upon an initial public offering, liquidation, sale, or the agreement of a majority of the shares held in Holding by the Company (or shareholders of the Company) and a majority of the shares held in Holding by AIP and the employees of Holding or its subsidiaries.

         MANAGEMENT SERVICES AGREEMENT WITH THE COMPANY: As of October 31, 2006,
the Company and Collins entered into a Management Services Agreement wherein the
Company will provide general management, financial and other corporate advisory services to Collins and its subsidiaries in exchange for an annual payment of
$500,000 by Collins. Such fee shall be payable quarterly in arrears on each
April 30, July 31, October 31 and January 31 during the term of the Management
Agreement.

         MANAGEMENT AGREEMENT WITH AIP IV, LLC: As of October 31, 2006, the
Company and AIP IV, LLC ("AIP IV"), an entity controlled by AIP, entered into a
Management Services Agreement wherein AIP IV will provide general management, financial and other corporate advisory services to Collins and its subsidiaries in exchange for an annual payment of $1.0 million by Collins. Such fee shall be

                                      -2-

paid quarterly in arrears on each April 30, July 31, October 31, and January 31 during the term of the Management Services Agreement.

         STEEL PARTNERS ADVISORY FEE: At the closing of the Merger, Collins paid
Steel a $1.0 million advisory fee in connection with various services Steel provided relating to the acquisition of Collins including, but not limited to indicating its willingness to provide a financing commitment to fully fund the acquisition, as well as assisting in arranging for a revolving line of credit and term loan and lien with GMAC Commercial Finance LLC and a second lien with
Orix Finance Corp.

         FINANCING DOCUMENTS

         TERM LOAN AGREEMENT WITH STEEL PARTNERS: As of October 31, 2006, the
Company entered into a $14.0 million Term Loan Agreement with Steel (the "Steel
Term Loan"). The Term Loan incurs interest at a rate of 15% per annum and matures on August 31, 2011. Interest shall be payable quarterly and may be paid in kind. Proceeds of the Steel Term Loan shall be used by the Company as partial payment to Holding for 80% of its outstanding equity interest. As collateral for the Steel Term Loan, the Company granted Steel a continuing first priority security interest in any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired by the Company. In addition, Steel shall also receive a first priority pledge of all outstanding capital stock or other beneficial interest of Holding.

         GMAC CF LOAN AND SECURITY AGREEMENT

         On October 31, 2006, Purchaser entered into a Loan and Security
Agreement, or the GMAC CF loan agreement, with GMAC Commercial Finance LLC, or
GMAC CF, as a lender and as agent thereunder, which effective upon the Merger was assumed by Collins, Collins Bus Corporation, Wheeled Coach Industries, Inc.,
Capacity of Texas, Inc., Mid Bus, Inc., and Mobile Products, Inc., as borrowers and guarantors thereunder, and Collins Ambulance Corp., Wheeled Coach
Enterprises, Inc., Mobile-Tech Corporation, World Trans, Inc., Brutzer
Corporation, Collins Financial Services, Inc., as guarantors thereunder. The
GMAC CF loan agreement provides for a $40.0 million revolving loan facility and a $16.0 million term loan. The revolving loan facility includes a $10.0 million letter of credit subfacility and a $10.0 million swingline subfacility, in each case the drawings under which reduce the amount available under the revolving loan facility.

         Borrowings under the GMAC CF loan agreement bear interest at annual floating rates equal, at Collins' option, to either the (1) current base rate as determined under the terms of the GMAC CF loan agreement or (2) the London interbank offered rate, or LIBOR, plus, in either case, an applicable margin.
For LIBOR loans, the applicable margin will vary from 2.75% in the case of revolving loans to 3.25% in the case of term loans, and for base rate loans, the applicable margin will vary from 0.75% in the case of revolving loans to 1.25%
in the case of term loans.

         In order to secure the obligations under the GMAC CF loan agreement and as a condition of the lenders agreeing to enter into the GMAC CF loan agreement and make extensions of credit thereunder, the borrowers and guarantors granted
GMAC CF as agent a security interest, lien and mortgage, as the case may be, in all of such borrowers' and guarantors' present and future assets.

         Availability under the GMAC CF revolving loan facility is subject to various conditions precedent typical of syndicated loans, including, the requirement that no default or event or default under the GMAC CF loan agreement shall have occurred and be continuing.

                                      -3-

         Commitments under the GMAC CF loan agreement terminate on the earlier of (a) October 31, 2011, (b) ninety (90) days prior to the termination date under the ORIX second lien loan agreement described below and (c) the acceleration of all obligations thereunder. The borrowers may prepay the term loan or terminate the revolving loan commitment provided, however, the revolving loan commitment may not be terminated until all the obligations are paid in full. Scheduled repayments of the term loan begin in October 2007 pursuant to the schedule of installment payments set forth in the GMAC CF loan agreement.

         The GMAC CF loan agreement requires the borrowers and guarantors to pay customary commitment, letter of credit and other fees.

         The GMAC CF loan agreement includes covenants which are customary for credit facilities of this nature. In addition it includes customary events of default, including failure to pay principal on amounts outstanding under the
GMAC CF loan agreement when due, or to pay interest or other amounts due thereunder or other transaction documentation, breach of specified covenants contained in the loan agreement, in certain cases, after specified cure periods, breach of representations and warranties, and cross-default to certain other indebtedness.

         Borrowings under the GMAC CF loan agreement were used by the borrowers and guarantors thereunder to retire existing indebtedness, pay costs and expenses in connection with the Merger, and to fund working capital and other general corporate purposes. For the complete terms of the GMAC CF loan agreement, we recommend that you read the GMAC CF loan agreement, a copy of which is attached as Exhibit 10.3 hereto.

         ORIX LOAN AND SECURITY AGREEMENT

         On October 31, 2006, Purchaser entered into a Loan and Security
Agreement, or the ORIX second lien loan agreement, with ORIX Finance Corp., or
ORIX, as a lender and as agent thereunder, which effective upon the Merger was assumed by Collins, Collins Bus Corporation, Wheeled Coach Industries, Inc.,
Capacity of Texas, Inc., Mid Bus, Inc., and Mobile Products, Inc., as borrowers and guarantors thereunder, and Collins Ambulance Corp., Wheeled Coach
Enterprises, Inc., Mobile-Tech Corporation, World Trans, Inc., Brutzer
Corporation, Collins Financial Services, Inc., as guarantors thereunder. The
ORIX second lien loan agreement provides for a $45.0 million term loan.

         The ORIX term loan bears interest at annual floating rates equal, at
Collins' option, to either the (1) current base rate as determined under the terms of the ORIX second lien loan agreement or (2) the London interbank offered rate, or LIBOR, plus, in either case, an applicable margin of 4.25% for base rate loans and 6.25% for LIBOR loans.

         In order to secure the obligations under the ORIX second lien loan agreement and as a condition of the lenders thereunder agreeing to enter into the ORIX second lien loan agreement and make the term loan, the borrowers and guarantors granted ORIX as agent a second lien security interest, lien and mortgage, as the case may be, in all of such borrowers' and guarantors' present and future assets, subordinate to the rights of the lenders under the GMAC CF loan agreement.

         Commitments under the ORIX second lien loan agreement terminate on the earlier of (a) October 31, 2011, and (b) the acceleration of all obligations thereunder. The borrowers may prepay the ORIX term loan subject to the terms of the subordination to the GMAC CF loan agreement. The ORIX term loan principal amount is payable in full on the termination date.

                                      -4-

         The ORIX second lien loan agreement requires the borrowers and guarantors to pay customary commitment and other fees.

         The ORIX second lien loan agreement includes covenants which are customary for credit facilities of this nature. In addition it includes customary events of default, including failure to pay principal on amounts outstanding when due, or to pay interest or other amounts due thereunder or other transaction documentation, breach of specified covenants contained in the loan agreement, in certain cases, after specified cure periods, breach of representations and warranties, and cross-default to certain other indebtedness.

         The ORIX term loan was used by Purchaser to fund the Merger. For the complete terms of the ORIX second lien loan agreement, we recommend that you read the ORIX second lien loan agreement, a copy of which is attached as Exhibit
10.4 hereto.

ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         AS USED IN THIS CURRENT REPORT ON FORM 8-K, THE DEFINITIONS ASSIGNED TO
EACH ENTITY IDENTIFIED IN ITEM 1.01 SHALL HAVE THE SAME DEFINITION AS IN THIS
ITEM 2.01. REFERENCE IS ALSO MADE TO ITEM 1.01 WITH RESPECT TO THE DESCRIPTION
OF THE MATERIAL RELATIONSHIP AMONG THE PARTIES TO THE PROPOSED MERGER.

         MERGER DESCRIPTION

         Steel entered into the Merger Agreement as of September 26, 2006 with
Purchaser and Collins. The Merger Agreement provides that upon the closing of the Merger, Purchaser would merge with and into Collins and Collins would become a subsidiary of Steel and the shareholders of Collins would receive $12.50 per share in cash.

         On September 27, 2006, the Company entered into the Memorandum of
Understanding with Steel, Purchaser, AIP and Holding. The Memorandum of
Understanding reflected the intent of Steel to assign its rights under the
Merger Agreement. Pursuant to the Memorandum of Understanding, subject to a drafting and execution of definitive documents and final board approval by the
Board of Directors of the Company, the Company would acquire an 80% interest in
Holding, which would be the holding company for Collins after giving effect to the Merger and the transactions contemplated by the Memorandum of Understanding.
Accordingly, upon the consummation of the transactions contemplated by the
Merger Agreement and Memorandum of Understanding, the Company, through its ownership interest of Holding, now owns 80% of Collins.

         Immediately prior to the closing of the Merger, Steel assigned its rights and obligations pursuant to the Merger Agreement and Memorandum of
Understanding to Holding and transferred all of the outstanding capital stock of
Purchaser to Holding. The Company gave Holding $29.7 million in cash to be used to purchase the outstanding shares of Collins upon the closing of the Merger. Of this amount, $15.7 million was funded from working capital and $14.0 million was funded through a long term loan with Steel. In exchange for such assignment, transfer and payment of cash, Holding issued 26,400 units of Holding equity securities, constituting 80% of the outstanding equity interest of Holding. Each unit is composed of one share of Holding common stock and a warrant to purchase up to 1.4509 shares of Holding common stock or an aggregate of up to 38,304 shares of Holding common stock. The exercise price of the Warrant is $.01 and is exerciseable if the Company has received notice of a sale or liquidation of
Holding. In such event, the Company can exercise the warrant for an amount equal

                                      -5-

to the lesser of 38,304 shares of Holding and the number of shares of Holding which would cause the Internal Rate of Return (as such term is defined in the
Warrant) to equal, but not exceed, eight percent (8%). The other ownership interest of Holding is as follows: AIP will hold 6,100 shares of Holding common stock and the management of Collins will hold 500 shares of Holding common stock and options exercisable for up to an additional 3,300 shares of Holding common stock. The entity controlled by AIP paid $2.8 million for its interest in
Holding and AIP will provide management oversight for the operations of Collins.

         In addition, pursuant to the terms and conditions of the Merger
Agreement:

         o  All outstanding stock options will be vested immediately prior to the effective time of the Merger. Holders of stock options of
                Collins, whether or not exercisable, will be entitled to receive a cash payment from Collins immediately prior to the effective time of the Merger equal to the excess, if any, of $12.50 over the exercise price of such stock option, multiplied by the number of shares subject to such stock option, without interest and subject to any applicable withholding taxes.

         o  Upon shareholder approval of the Merger, the restricted stock automatically became unrestricted and, along with the other shares of Collins common stock, be converted into the right to receive $12.50 in cash, without interest and subject to any applicable withholding tax, for each share of restricted stock.

         o  Collins has entered into an employment agreement with Cletus C.
                Glasener providing among other things, for payments equal to Mr.
                Glasener's current annual base salary of $251,578 plus target bonus payable (i) upon his termination by Collins without cause or (ii) upon a change of control of Collins if, following such change in control, Mr. Glasener's position with Collins is eliminated or if he is not offered a comparable position at comparable compensation. On October 31, 2006, immediately after the closing of the Merger, Collins exercised its right to
                terminate Mr. Glasener.

         o  Collins has entered into separation and severance agreements with
                Don L. Collins and Donald Lynn Collins providing, among other things, for a lump sum payment equal to one month's salary for each full year of the officer's employment with Collins, but not less than 12 times nor more than 24 times the officer's monthly salary, plus the then current monthly rate of family coverage under the company's group health plan multiplied by 18 months, payable upon a change in control of Collins. The total amount due on such contracts is $883,156.

         o  Collins has also entered into severance agreement with Randall A.
                Swift and Kent E. Tyler providing, among other things, for a lump sum payment equal to one month's salary for each full year of the officer's employment with Collins, but not less than 12 times nor more than 24 times the officer's monthly salary, plus the then current monthly rate of family coverage under Collins'
                group health plan multiplied by 18 months, payable upon the officer's termination by Collins other than for disability, retirement or cause or the officer's termination by the officer for good reason within one year after a change in control of
                Collins. The total amount due on such contracts is approximately
                $530,000.

         o  Collins has entered into severance agreements with other executive officers and key personnel providing, among other things, for a lump sum payment equal to twelve times the officer's monthly salary, payable upon the officer's termination by Collins other than for disability, retirement or cause or the officer's
                termination by the officer for good reason within one year after a change in control of Collins.

                                      -6-

         o  The Company will, or will cause Collins as the surviving corporation to, for a period of not less than six years, provide and honor all rights to indemnification now existing in favor of any director, officer or employee of Collins and its subsidiaries as provided in their respective charters or by laws or by contract.
                Collins will purchase prepaid insurance policies with a claims period of at least six years with respect to directors' and officers' liability insurance in amount and scope at least as favorable as Collins' existing policies for claims arising from the facts or events that occurred on or prior to the effective time of the Merger, provided that the aggregate premium of such policies do not exceed $50,000.

         o  The Merger and its related transactions were approved by the holders of a requisite number of shares of Collins' capital stock in a special meeting of shareholders on October 30, 2006. Under
                Missouri corporate law, Collins' stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that Collins pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or
                depreciation resulting from the anticipation or accomplishment of the Merger.

         o  The Company intends to carry on Collins' business as its sole line of business.

         o  Except for the resignation of Richard Donnelly as described in Item
                5.02, there will be no changes to the members of the Board of
                Directors and executive officers of the Company as a result of the Merger. The names and other information of the directors and executive officers of Collins are provided below under the
                Section entitled "Directors and Executive Officers of Collins."

         o  Accounting Treatment; Change of Control. - The Company will implement the rules for purchase accounting, which among other items will require the Company to record the assets and
                liabilities at fair value and record the excess of the purchase price paid over the fair value of asset and liabilities acquired as Goodwill.

         After the closing of the Merger, the Company became the holder of 80%
of the outstanding equity interest of Holding, the new parent of Collins.

         BUSINESS - REFERENCE IS MADE TO ITEM 1 AND ITEM 2 OF THE 2005 ANNUAL
REPORT ON FORM 10-K-SB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
MARCH 7, 2006 WITH RESPECT TO THE DESCRIPTION OF THE BUSINESS OF THE COMPANY.
Provided below is a description of the business of Collins we have acquired.

         GENERAL DEVELOPMENT OF BUSINESS

         Collins was founded in 1971 as a manufacturer of small school buses and ambulances. Collins' initial product was the first "Type A" school bus, designed to carry 14 to 20 passengers. Today, Collins manufactures specialty vehicles and accessories for various basic service niches of the transportation industry.
Collins' products include ambulances, small school buses, shuttle and mid-size commercial buses, terminal trucks, road construction equipment and industrial rental sweepers. From its inception, Collins' goal has been to become one of the largest manufacturers of specialty vehicles in the U.S. Collins has grown primarily through the internal development of new products and the acquisition of complementary product lines.

                                      -7-

         In the U.S., Collins believes that it is the largest manufacturer of ambulances, the second largest manufacturer of terminal trucks, the leading manufacturer of small school buses and a leading manufacturer of sweepers used in the road construction industry. Collins sells its products under several well-known trade names, including Wheeled Coach(R) (ambulances), Collins Bus(R)
and Mid Bus(R) (small school buses), World Trans(R) (commercial buses),
Capacity(R) (terminal trucks) and Waldon(R)/Lay-Mor(R) (road construction and industrial rental sweeper equipment).

         Most of Collins products are built to customer specifications from a wide range of options it offers. Collins sells to niche markets which demand manufacturing processes too sophisticated for small job shop assemblers, but do not require the highly automated assembly line operations of mass production vehicle manufacturers. Collins emphasizes specialty engineering and product innovation, and it has introduced new products and product improvements, which include the Moduvan(R) ambulance, the first ambulance of its size with advanced life-support system capability; the Dura-Ride(R) suspension system, the first frame-isolating suspension system for terminal trucks; and the innovation of a larger seating capacity, Type A Super Bantam(TM) school bus, capable of carrying up to 30 passengers, one of the largest Type A school buses in the industry.

         DESCRIPTION OF BUSINESS

         Collins principally manufactures and markets specialty vehicles. It has three reportable segments: AMBULANCES, BUSES AND TERMINAL TRUCKS/ROAD
CONSTRUCTION EQUIPMENT. The ambulance segment produces modular and van type ambulances for sale to hospitals, ambulance services, fire departments and other governmental agencies. The bus segment produces small school buses, commercial buses and shuttle buses for sale to schools, hotel shuttle services, airports, and other governmental agencies. The terminal trucks/road construction equipment segment produces off road trucks designed to move trailers and containers for warehouses, truck terminals, rail yards, rail terminals and shipping ports and produces a line of road construction equipment.

         Collins accounts for intersegment sales and transfers as if the sales or transfers were to third parties, with all intercompany sales and profits eliminated in consolidation.

         Collins' reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.

         During fiscal years 2005, 2004 and 2003, sales to any one customer were not in excess of 10% of consolidated sales.

         AMBULANCES. Collins manufactures both modular and van-type ambulances at its Hutchinson, Kansas and Orlando, Florida plants. Modular ambulances are produced by attaching an all-aluminum, box-type, patient compartment to a dual rear-wheel cab chassis ("Type I") ambulance or to a dual rear-wheel, van-type, cutaway chassis ("Type III") ambulance or to a single rear-wheel cutaway chassis
("Moduvan") ambulance. A cutaway chassis consists of only the front portion of the driver's compartment, engine, drive train, frame, axle and wheels. Van
("Type II") ambulances are cargo vans modified to include a patient compartment and a raised fiberglass roof. Type II ambulances are smaller and less expensive than modular ambulances.

         Collins also produces a limited number of medical support vans designed to transport medical and life-support equipment. Medical support vans are modified commercial vehicles which do not have a patient compartment for advanced life support system.

                                      -8-

         BUSES. Collins manufactures small school and activity buses, and certain other commercial and shuttle buses at its Bluffton, Ohio and South
Hutchinson, Kansas facilities. Collins produces two categories of bus products as described below:

         o  SCHOOL AND ACTIVITY BUSES. Collins manufactures small Type A school and activity buses which carry from 14 to 24 passengers. The majority of Type A school buses currently built by Collins are produced by fabricating the body and mounting it on a
                vendor-supplied, dual rear-wheel or single rear-wheel, cutaway chassis. Collins was the first manufacturer to produce a Type A school bus on this type of chassis, which permits greater
                seating capacity than a van chassis. School and activity buses are produced in compliance with federal, state and local laws regarding school and activity bus vehicles. In recent years,
                Collins has sold an increasing number of small activity buses used by day care, church and other non-profit organizations.

         o  COMMERCIAL AND SHUTTLE BUSES. Collins produces a limited number of commercial and shuttle buses for churches, transit authorities, hotels and resorts, retirement centers, nursing homes and
                similar users. These buses are built to customer specifications and are designed to transport 14 to 30 passengers over short distances.

         TERMINAL TRUCKS / ROAD CONSTRUCTION EQUIPMENT. Collins produces two basic models of terminal trucks at its Longview, Texas facility, the Trailer
Jockey(R) and the Yardmaster(R). Terminal trucks are designed and built to withstand heavy-duty use by moving trailers and containers at warehouses, rail yards, rail terminals and shipping ports. Most terminal trucks manufactured by
Collins are built to customer specifications. Collins manufactures the entire truck except for major drive train components which are purchased from outside suppliers.

         The road construction equipment produced by Collins includes three and four wheel sweepers, a full line of articulated four-wheel drive loaders, rough terrain lift trucks, compact loaders and backhoes. These products are principally sold in both commercial and rental markets through direct sales and distributors throughout the United States.

         MANUFACTURING

         Manufacturing consists of the assembly of component parts either purchased from others or fabricated internally. With the exception of chassis, chassis components and certain terminal truck components which are purchased from outside suppliers, Collins fabricates the principal components of its products. Collins' internal capabilities include CNC gas/plasma shape cutting, robotic welding of certain subassemblies, CNC routing and cabinetry equipment,
CNC punching and forming of sheet metal, metal stamping, tooling, molding of fiberglass components, mechanical and electrical component assembly, upholstery, painting and finishing and Computer-Aided-Design and Manufacturing (CAD/CAM)
systems.

         Collins has improved its manufacturing facilities from time-to-time through the selective upgrading of equipment and the mechanization or automation of appropriate portions of the manufacturing process. Management believes
Collins' manufacturing facilities are in good condition and are adequate for the purposes for which they currently are used. The capacity of Collins' current facilities, particularly if operated on a multiple shift basis, is adequate to meet current needs and anticipated sales volumes.

                                      -9-

         NEW PRODUCTS

         Collins is not presently engaged in, and does not anticipate engaging in, activities which would require significant expenditures or use of material amounts of assets for development of products.

         SUPPLIERS

         In order to ensure that it has a readily available supply of chassis for ambulance and bus products, Collins has entered into consignment agreements with General Motors Corporation ("GMC") and Ford Motor Company ("Ford"). Under
those agreements, chassis are kept at Collins production facilities at no cost to Collins other than chassis storage costs. However, the consigned chassis are not the property of Collins and Collins has no obligation to pay for these chassis unless and until Collins determines to purchase the chassis and use it in the production process. When an individual chassis is selected from Collins'
consignment pool for use in vehicle production, title to the chassis passes to
Collins and Collins becomes liable to the consignor for the cost of the chassis.
While an interruption in supply from one source may cause a temporary slowdown in production, Collins believes that it could obtain adequate numbers of chassis from alternate sources of supply.

         Collins uses substantial amounts of steel in the production of its terminal truck products and road construction equipment and certain other major components (primarily engines, transmissions and axles). Collins also uses large amounts of aluminum, steel, fiberglass and glass in the production of ambulances and buses. There is substantial competition among suppliers for such raw materials and components, and Collins does not believe that a loss of a single source of supply would have a material adverse effect on its business.

         PATENTS, TRADEMARKS AND LICENSES

         Collins owns federal registrations for most of the trademarks which it uses on its products. Collins also owns patents on its bus body design, ambulance design, Dura-Ride air suspension system, ambulance warning light system and air-activated bus door. Collins believes that its patents are helpful, because they may force competitors to do more extensive design work to produce a competitive product. Collins believes that its production techniques and skills are as important as product design, and therefore, in management's opinion, any lack of patent protection would not adversely affect Collins'
business.

         SEASONALITY OF BUSINESS

         Historically, a major portion of Collins' net income is usually earned in the second half of its fiscal year ending October 31. The purchasing patterns of school districts are typically strongest in the summer months and this accounts for stronger sales of small school buses in the second half of the fiscal year. Generally, Collins' sales tend to be lower in the winter months and first half of Collins' fiscal year due to the purchasing patterns of Collins'
customers in general and because purchasing activities are normally lower near the end of the calendar year.

         SALES TERMS

         Collins produces the majority of its products on an order-only basis.
Most products are delivered on a cash basis. Products sold on a direct basis
(not through dealers) are sold on trade terms common to the respective industry.
Finished goods that are reflected on the financial statements are generally completed units that are ready for customer delivery. Sales to dealers have generally been financed for the dealers through an unrelated third party, resulting in payment generally within days of the sale.

                                      -10-

         CUSTOMER CONCENTRATION

         Collins has no single customer whose loss would have a material adverse effect on Collins as a whole. During 2005, 2004 and 2003, sales to any one customer were not in excess of 10% of consolidated sales.

         SALES BACKLOG

         The sales backlog at July 31, 2006, was approximately $109.9 million compared to $103.6 million at October 31, 2005. In the opinion of management, the majority of this sales backlog will be shipped during fiscal 2007.

         GOVERNMENTAL SALES

         Collins has pursued, and will continue to pursue, government sales opportunities as they occur. No material portion of Collins' business, however, is subject to renegotiation of profits or termination of contracts or subcontracts at the election of the government. The Terminal Truck / Road
Construction Equipment segment contract with the United States Postal Service does contain a termination for the customer's convenience clause. This contract is expected to be less than 10% of Collins' revenue in FY 2006.

         MARKETING AND DISTRIBUTION

         Collins, through its wholly owned subsidiaries, markets its products throughout the U.S. and, to a limited extent, abroad, through independent dealers and distributors and the direct sales efforts of Company personnel. Each of Collins' product groups is responsible for its own marketing activities and maintains independent relationships with dealers and distributors. Support is provided to dealers and distributors in bidding, specification writing and customer service.

         Collins regularly advertises in consumer and trade magazines and other print media and actively participates in national, regional and local trade shows. In addition, Collins' representatives attend a number of national conventions and regional meetings of important constituent groups such as school boards and emergency medical groups.

         COMPETITION

         The markets for most of Collins' product lines are very competitive, and Collins currently has several direct competitors in most markets. Some of these competitors may have greater relative resources. Collins believes it can compete successfully (i) in the ambulance market on the basis of the quality and price of its products, its design engineering and product innovation capabilities and on the strength of the Wheeled Coach brand name, (ii) in the small school bus market on the basis of its product price and quality and favorable recognition of Collins Bus and Mid Bus brand names, (iii) in the road construction equipment market for sweepers on the strength of its Waldon and
Lay-Mor brand names, product quality, price and distribution network, and (iv)
in the terminal truck market on the basis of its Capacity brand name, price, product quality and customer demand for its exclusive Dura-Ride suspension system.

         RESEARCH AND DEVELOPMENT COSTS

         The table below sets forth the research and development costs Collins incurred the past three fiscal years, which are included in general and administrative expenses. It should be noted that Collins does significant research and development work on the production line. Accordingly, the major

                                      -11-

costs of new programs are recorded as cost of sales and are expensed as incurred.

                                                  2005        2004        2003
                                               ---------   --------    --------
         Research and Development Expenses     $ 101,578   $ 82,537    $ 93,527

         REGULATION

         Collins is subject to various laws and regulations and all of Collins'
on-road vehicles must satisfy certain standards as established by the United
States Department of Transportation. Certain of its products must also satisfy specifications established by other federal, state and local regulatory agencies, primarily dealing with safety and performance standards.

         Federal and state authorities have various environmental control standards relating to air, water, and noise pollution which affect the business and operations of Collins. For example, these standards, which are generally applicable to all companies, control choice of paints, discharge of air compressor, waste water and noise emitted by factories. Collins facilities are subject to air permitting by the U.S. Environmental Protection Agency and/or
authorized states' under federal and/or state regulations implementing the
Federal Clean Air Act. Each of our facilities is currently operating under valid permits. Costs to renew these permits are immaterial. Collins relies upon certifications obtained from chassis manufacturers with respect to compliance of vehicles with all applicable emission control standards.

         With respect to employees' health and safety, Collins is subject to various laws and regulations promulgated by the Occupational Safety and Health
Administration or OSHA. Plants are periodically inspected by federal agencies concerned with health and safety in the work place to ensure that company plants comply with applicable governmental and industry standards.

         The Comprehensive Environmental Response, Compensation and Liability
Act of 1980 ("CERCLA"), as amended, and other similar state laws require the cleanup of hazardous waste disposal sites. Parties that may be liable under
CERCLA for the cleanup of hazardous waste disposal sites include the current property owner, the operator, owners and operators of the property at the time of a release of hazardous substances, the arranger of the disposal, and the transporter of hazardous substances. To date, Collins has not been notified by the U.S. Environmental Protection Agency, any state agency, or any other private party that it is considered responsible or potentially responsible for some aspect of the cleanup of any hazardous waste disposal site under CERCLA or any other similar state laws.

         In management's opinion, Collins and its products are in compliance in all material respects with all applicable governmental regulations. A substantial change in any such regulation could have a significant impact on the business of Collins.

         EMPLOYEES

         Collins has approximately 1,000 full time employees, including officers and administrative personnel. No Company employees are represented by unions or are covered by collective bargaining agreements. Collins has not experienced any strikes or work stoppages due to labor problems and considers its relations with its employees to be satisfactory.

         LEGAL PROCEEDINGS

         There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which Collins is a party or of which any of its property is subject.

                                      -12-

         PROPERTY

         The following table sets forth certain information with respect to
Collins' manufacturing and office facilities. Collins owns all properties listed below in fee simple, except as otherwise noted.

                                                                                                        Approximate
Location                                  Use                                                           Size (sq ft)
---------------------------------------   ------------------------------------------------------------  -------------
Hutchinson, Kansas (1)                    Corporate headquarters                                            4,845

Hutchinson, Kansas (1)                    Ambulance production; Office space                              208,802

South Hutchinson, Kansas (1)              Small school bus and commercial bus production; Office space    258,000

Orlando, Florida (1)                      Ambulance products; Office space                                223,000

Longview, Texas (1)                       Terminal truck/road construction equipment production,
                                          chassis production; Office space                                151,000

Mansfield, Texas (1)                      Ambulance sales, service and distribution center                 25,000

Fairview, Oklahoma (1)                    Road construction equipment fabrication and assembly;
                                          Office space                                                     75,000

Bluffton, Ohio (1) (2)                    Small school bus and commercial bus production; Office space    185,000
----------------------------

(1)      This property is pledged as collateral to secure payment of Collins'
         debt obligations.

(2)      This property was leased prior to being purchased for $2.0 million on
         May 13, 2005 with financing under Collins' then existing credit facility.

         Collins also leases several other facilities throughout the U.S. for the sale and distribution of ambulances. Collins believes that its existing facilities are well maintained and will be adequate to service its needs in the foreseeable future. Certain Collins facilities have room to expand in existing buildings and others have land upon which additional buildings can be constructed.

         FORWARD-LOOKING STATEMENTS

         This "Management's Discussion and Analysis or Plan of Operation" as
well as other portions of this Current Report on form 8-K contain forward-looking statements, as defined in the Private Securities Litigation
Reform Act of 1995. Such forward-looking statements involve a number of assumptions, risks, and uncertainties that could cause the actual results of the
Company and Collins to differ materially from those matters expressed in or implied by such forward-looking statements. They involve known and unknown risks, uncertainties, and other factors, which are in some cases beyond the control of the Company and Collins. No forward-looking statement can be guaranteed and actual future results may vary materially. The actual results of the Company and Collins could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including without limitation, changes in funds budgeted by Federal, state and local governments, the availability and timely delivery of key raw materials, components and chassis, changes in competition, various inventory risks due to changes in market conditions, changes in product demand, substantial dependence on third parties for product quality, interest rate fluctuations, adequate direct labor pools, development of new products, changes in tax and other governmental rules and regulations applicable to Collins, reliability and timely fulfillment of orders and other risks indicated in Collins' filing with the
Securities and Exchange Commission.

                                      -13-

         Additional information regarding these risk factors and uncertainties is described more fully in the Company's SEC filings. A copy of all filings may be obtained from the SEC's EDGAR web site, www.sec.gov, or by contacting the
Corporate Secretary at the Company's headquarters or by telephone (401)
848-6400.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

         This "Management's Discussion and Analysis or Plan of Operation" should be read in conjunction with the Company's Pro-forma Financial Statements and
Collins' Consolidated Financial Statements included as Item 9.01 of this Current
Report. REFERENCE IS MADE TO ITEM 6 OF THE 2005 ANNUAL REPORT OF THE COMPANY ON
FORM 10-KSB AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 7,
2006 WITH RESPECT TO MANAGEMENT'S DISCUSSION AND ANALYSIS OF THE COMPANY.
SEGMENT SALES AMOUNTS REPORTED IN THIS MANAGEMENT'S DISCUSSION AND ANALYSIS
INCLUDE INTER COMPANY SALES. THESE INTER COMPANY SALES ARE ELIMINATED UPON
CONSOLIDATION. Provided below is the Management's Discussion and Analysis of
Collins immediately prior to the Merger.

         OVERVIEW

         Collins is a manufacturer of specialty vehicles and has three reportable segments: ambulances, buses and terminal trucks/road construction equipment. The ambulance segment produces modular and van type ambulances for sale to hospitals, ambulance services, fire departments and other governmental agencies. The bus segment produces small school buses, commercial buses and shuttle buses for sale to schools, hotel shuttle services, airports, and other governmental agencies. The terminal trucks/road construction equipment segment produces off-road trucks designed to move trailers and containers for warehouses, truck terminals, rail yards, rail terminals and shipping ports and produces a line of road construction equipment. Each of Collins' product groups is responsible for its own marketing activities and maintains independent relationships with dealers and distributors.

         Collins evaluates performance based on profit or loss from operations before income taxes not including nonrecurring gains and losses. For the fiscal years ended October 31, 2005, and 2004 nonrecurring gains or losses were not material and as such have no impact on this analysis. For fiscal year 2004
Collins had a nonrecurring pretax gain on sale of property in the amount of
$466,733.

         Collins accounts for intersegment sales and transfers as if the sales or transfers were to third parties, with all intercompany sales and profits are eliminated in consolidation.

         Collins' reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies.

         The sales backlog at September 30, 2006, was approximately $90.7 million compared to $103.6 million at October 31, 2005. In the opinion of management, the majority of this sales backlog will be shipped in fiscal 2007.

         RESULTS EXPRESSED AS A PERCENTAGE OF SALES: The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of Collins' consolidated results of operations and financial condition. The discussion should be read in conjunction with the consolidated financial statements and notes thereto.

                                      -14-

                                                          2005                2004                2003
                                                       ---------           ---------           ---------
Sales                                                    100.0%              100.0%              100.0%
Cost of sales                                             89.9                88.4                88.8
                                                       ---------           ---------           ---------
    Gross profit                                          10.1                11.6                11.2

Selling, general and administrative expenses               8.0                 9.3                 9.1
Research and development expenses                          0.0                 0.0                 0.0

    Income from operations                                 2.1                 2.3                 2.1

Other income(expense):
  Interest, net                                           (0.7)               (0.7)               (0.8)
  Other, net                                               0.0                 0.3                 0.0
                                                       ---------           ---------           ---------
    Income before provision for income taxes               1.4                 1.9                 1.3

Provision for income taxes                                 0.6                 0.8                 0.5
                                                       ---------           ---------           ---------
    Net income                                             0.8%                1.1%                0.8%
                                                       ---------           ---------           ---------

         RESULTS OF OPERATIONS

         NINE MONTHS ENDED JULY 31, 2006 VS JULY 31, 2005

         SALES - AMBULANCE SEGMENT - In the nine-month period ended July 31,
2006, the ambulance segment sales were $81.8 million or 35.5% of Collins'
consolidated sales compared to $73.0 million or 37.7% in the nine-month period ended July 31, 2005. Unit volume sales of ambulance products increased 2.7% in the nine-month period ended July 31, 2006 compared to the nine month period ended July 31, 2005. This increase was principally due to increased requirements by municipalities and governmental agencies. Segment pretax profits from ambulance products increased 946.0% in the nine-month period ended July 31, 2006 compared to the nine-month period ended July 31, 2005. Substantially all of this increase was due to improved margins and a favorable shift in product mix.

         BUS SEGMENT - In the nine-month period ended July 31, 2006, bus segment sales were $68.0 million or 29.5% of Collins' consolidated sales compared to
$56.2 million or 29.1% in the nine-month period ended July 31, 2005. The increase was principally the result of increased sales to child care providers and contractors. Sales of bus products increased by $1.7 million for the nine-month period ended July 31, 2006 due to the increase in customer-supplied bus chassis. Units with customer-supplied chassis for the nine-month period ended July 31, 2006 amounted to 57% of bus units produced compared to 52% for the same period last year. Unit volume sales of bus products increased by 24% in the nine month period ended July 31, 2006. This increase was principally due to increased sales to day-care providers and contractors.

         Segment pretax profits from bus segment products improved by 246% in the nine-month period ended July 31, 2006 compared to the nine month period ended July 31, 2005. These improvements were principally due to the higher unit volumes and product mix.

         TERMINAL TRUCK/ROAD CONSTRUCTION SEGMENT - In the nine-month period ended July 31, 2006, the terminal truck/road construction segment sales were
$80.7 million or 35.0% of Collins' consolidated sales compared to $64.3 million or 33.2% in the nine-month period ended July 31, 2005. Unit volume sales of

                                      -15-

terminal truck/road construction products increased 16.5% in the nine-month period ended July 31, 2006. This unit volume increase was principally due to the impact of additional export sales associated with foreign stevedoring operations, the changes in currency exchange rates, greater market penetration and higher domestic sales to intermodal and warehousing customers. This segment also experienced a rebound in the number of road sweepers sold to the domestic rental market.

         Segment pretax profits from terminal truck/road construction products improved by 57.8% in the nine-month period ended July 31, 2006 compared to the nine month period ended July 31, 2005. These improvements were principally due to the higher unit volumes and product mix.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES - Selling, general and administrative expenses for the nine-month period ended July 31, 2006 were $15.1 million compared to $16.2 million in the nine-month period ended July 31, 2005.
This decrease principally resulted from $2.1 million of expenses incurred in the nine months ended July 31, 2005 relating to the restatement of the Collins financial statement for the year ended October 31, 2004. Such decrease was offset, in part, by an increase in selling, general and administrative expense due to higher sales volumes.

         OTHER INCOME (EXPENSE) - Interest expense increased to $1.7 million in the nine-month period ended July 31, 2006 compared to $1.5 million in the nine-month period ended July 31, 2005. This increase was principally a result of an overall increase in interest rates throughout most of the nine-month period ending July 31, 2006.

         PROVISION FOR TAXES - Income tax expense in the nine-month period ended
July 31, 2006 was $4.5 million compared to $0.5 million in the nine-month period ended July 31, 2005, while income tax expense as a percentage of pretax income was 37% and 38%, respectively.

         NET INCOME - Collins' net income in the nine month period ended July
31, 2006 was $7.6 million ($1.20 per share-diluted) compared to $0.9 million
($0.14 per share-diluted) in the nine month period ended July 31, 2005. The improvement was due to profit on the increased revenue offset by $1.3 million
($0.21 per share - diluted) in after-tax expenses associated with the financial restatement.

         FISCAL 2005 COMPARED TO FISCAL 2004

         SALES - Ambulance Segment - In fiscal 2005, the ambulance segment sales were $103.7 million or 38.5% of Collins' consolidated sales compared to $83.2 million or 40.0% in fiscal 2004. Unit volume sales of ambulance products increased 18.3% in fiscal 2005 compared to 2004. This increase was principally due to increased requirements by municipalities and governmental agencies.
Ambulance products selling prices increased 6.1% in fiscal 2005 compared to fiscal 2004. This increase principally resulted from normal price increases required to offset increases in chassis costs, raw materials and direct labor and a change in product mix. Segment pretax profits from ambulance products decreased by 68% in fiscal 2005 compared to 2004. Substantially all of this decrease was due to increased raw material cost and decreased chassis profit.

         Bus Segment - In fiscal 2005, bus segment sales were $78.0 million or
28.9% of Collins' consolidated sales compared to $57.6 million or 27.7% in fiscal 2004. The increase was principally the result of increased sales to child care providers and contractors. Sales of bus products were increased by approximately $20.3 million for the fiscal year ended October 31, 2005 due to customer-supplied bus chassis compared to a reduction of $25.1 million for fiscal 2004. Units with customer-supplied chassis for the fiscal year ended
October 31, 2005 amounted to 36.8% of bus units produced compared to 57% for

                                      -16-

fiscal 2004. Unit volume sales of bus products increased by 9.8% in fiscal 2005.
This increase was principally due to increased sales to day-care providers and contractors. The average unit price of bus products increased by 22.8% in fiscal
2005. Substantially all of this increase resulted from the lower percentage of customer supplied chassis.

         In fiscal 2003, the Kansas bus plant completed mechanization projects and made major product and manufacturing process improvements. These projects and improvements were significant factors for the increased bus margins achieved in both fiscal 2005 and 2004. Segment pretax profits from bus products improved by 16% in fiscal 2005 compared to fiscal 2004.

         Terminal Truck/Road Construction Segment - In fiscal 2005, the terminal truck/road construction segment sales were $88.6 million or 32.9% of the
Company's consolidated sales compared to $67.4 million or 32.4% in fiscal 2004.
Unit volume sales of terminal truck/road construction products increased 24% in fiscal 2005. This unit volume increase was principally due to the impact of additional export sales associated with foreign stevedoring operations, the changes in currency exchange rates, greater market penetration and higher domestic sales to intermodal and warehousing customers. This segment also experienced a rebound in the number of road sweepers sold to the domestic rental market. The average unit price of terminal truck/road construction products increased by 19% in fiscal 2005 compared to fiscal 2004. Substantially all of this increase related to the product mix of terminal truck products and unit price increases required to offset higher steel and major component prices of suppliers.

         Segment pretax profits from terminal truck/road construction products improved by 101.4% in fiscal 2005 compared to fiscal 2004. These improvements were principally due to the higher unit volumes and product mix.

         SELLING, GENERAL AND ADMINISTRATIVE EXPENSES- Selling, general and administrative expenses for fiscal 2005 were $21.5 million (8.0% of sales)
compared to $19.2 million (9.2% of sales) in fiscal 2004. This increase principally resulted from expenses associated with the financial restatements
$2.1 million and higher sales volumes.

         OTHER INCOME (EXPENSE) - Interest expense increased to $2.0 million in fiscal 2005 compared to $1.5 million in fiscal 2004. This increase was principally a result of an overall increase in interest rates throughout most of fiscal 2005.

         Other income for the fiscal year ended October 31, 2004 was $.52 million. Of this amount, $.47 million resulted from gains from sales of buildings and land. Theses properties were comprised of excess office space in
Kansas and excess manufacturing space in Alabama. These properties were not replaced. Although Collins evaluates opportunities to acquire additional properties at favorable prices as they arise, it believes that its existing facilities are well maintained and will be adequate to service its needs in the foreseeable future. Certain facilities of Collins have room to expand in existing buildings and others have land upon which additional buildings can be constructed.

         PROVISION FOR TAXES - Income tax expense in fiscal 2005 was $1.5 million compared to $1.5 million in fiscal 2004, while income tax expense as a percentage of pretax income was 38% and 39%, respectively.

         NET INCOME - Collins' net income in fiscal 2005 was $2.2 million ($0.36 per share-diluted) compared to $2.3 million ($0.38 per share-diluted) in fiscal
2004. The improvement was due to profit on the increased revenue offset by approximately $1.3 million ($0.21 per share - diluted) in after-tax expenses associated with the financial restatement.

                                      -17-

         LIQUIDITY AND CAPITAL RESOURCES

         Collins has principally relied on internally generated funds, supplier financing, bank borrowings and industrial revenue bonds to finance its operations and capital expenditures. Collins working capital requirements vary from period to period depending on the production volume, the timing of vehicle deliveries and the payment terms offered to its customers.

         Cash provided by operations was $ 0.3 million in fiscal 2005 compared to $5.4 million in fiscal 2004. Principal sources of the cash provided by operations in fiscal 2005 were from Company profits and depreciation and amortization. These sources of cash from operations were partially offset by increases in receivables and inventories along with decreases in accounts payable.

         Cash used in investing activities was $5.1 million in fiscal 2005 compared to $1.3 million in fiscal 2004. In fiscal 2005, the principal use of cash for investing purposes was $4.7 million of capital expenditures with $2.4 million of this spent to purchase a previously leased facility and certain required facility improvements.

         Cash provided by financing activities was $4.5 million in fiscal 2005 compared to $4.0 million used in financing activities in fiscal 2004. In fiscal
2005, the principal sources of cash from financing activities related to $8.0 million in additional debt financed by Collins' revolving debt credit line and
$3.4 million from the exercise of stock options. These sources of cash from financing activities were offset by Collins' repurchase and retirement of common stock of $3.7 million, repayment of debt of $2.2 million and the payment of cash dividends of $1.0 million. At October 31, 2005, cash balances included restricted funds of $0.1 million related to the unused proceeds from the new
Industrial Revenue Bonds issued in fiscal 2002.

         Cash provided by operations was $7.9 million in the nine months ended
July 31, 2006 compared to $1.3 million used by operations in the like period in
2005. Principal sources of the cash provided by operations in this nine month period were from Collins income from operations which improved by $10.9 million in the current nine month period as compared to the nine month period ended July
31, 2005, offset, in part, by $2.4 million in additional income taxes paid.

         Cash used in investing activities was $1.1 million in the nine months ended July 31, 2006 compared to $4.3 million in the like period in 2005. The principal use of cash for investing purposes was $1.3 million of capital expenditures in the nine month period ended July 31, 2006 compared to $4.2 million in the nine month period ended July 31, 2005

                                      -18-

         Cash used in financing activities was $6.8 million in the nine months ended July 31, 2006 compared to $5.6 million provided by financing activities in the like period in 2005. In the nine month period ended July 31, 2006, the principal uses of cash in financing activities related to $2.0 million repayments on long term debt and capitalized leases and $2.4 million related to the company purchase and retirements of common stock In the nine month period ended July 31, 2005 the main sources of cash provided by financing activities were drawings under the bank facility of $8.8 million off set by $1.6 million in repayments on long term debt and capitalized leases and $0.9 million related to the purchase and retirements of common stock.

         On October 31, 2006 at part of the Merger transaction Collins' existing senior bank facility with Bank of America as well as all debts outstanding with the Industrial Revenue Bonds were paid in full and all security was released. A new senior banking facility with GMAC CF including a $16 million term loan and
$40 million working capital revolver and a $45 million second lien facility with
ORIX was put in place. See "Entry into a Material Definitive Agreement -
Financing Documents" for a description of these two new credit facilities

         On May 17, 2002 Collins entered into a Loan and Security Agreement,
(the "Agreement"), with Fleet Capital Corporation, a Rhode Island Corporation
(the "Bank"). The Agreement was amended in fiscal 2004 and provides a total credit facility of $39.0 million consisting of a revolving credit facility of
$30.0 million and long-term credit facilities of $9.0 million. The amended
Agreement expires May 17, 2008. The credit facilities bear interest based on a combination of Eurodollar (LIBOR plus 1.75%) and the Bank's prime lending rate
(6.75% at October 31, 2005). The revolving credit facility also provides for a maximum of $2.5 million in letters of credit, of which $1.9 million were outstanding at October 31, 2005. The total amount of unused revolving credit available to Collins was $11.0 million at October 31, 2005.

         On December 1, 2003 Collins completed a modified Dutch auction tender offer, which commenced on October 10, 2003 and expired on November 21, 2003. As a result, Collins purchased and retired 14.4% of its outstanding common stock
(1,050,879 shares) at $4.50 per share or $5.1 million including associated indirect costs. The purchase of the shares was financed by Collins' revolving credit facility. The effect of this transaction increased Collins'
interest-bearing debt and reduced its stockholder's equity by $5.1 million.

         Collins obtained a waiver from its lead bank with regard to the covenant in its credit facility that all audited financial statements be delivered on a timely basis. The delay in providing audited financial statements did not result in a default under other debt obligations. Collins has not received any default notifications. Management believes it is in compliance with its covenants under the credit facility.

         It is customary practice for companies in the specialty vehicle industry to enter into repurchase agreements with financing institutions to provide floor plan financing for dealers. In the event of a dealer default, these agreements generally require the repurchase of products at the original invoice price net of certain adjustments. The risk of loss under the agreements is limited to the risk that market prices for these products may decline between the time of delivery to the dealer and time of repurchase by Collins. The risk is spread over numerous dealers and Collins has not incurred significant losses under these agreements. In the opinion of management, any future losses under these agreements will not have a material adverse effect on Collins' financial position or results of operations. Collins' repurchase obligation under these agreements is limited to vehicles which are in new condition and as to which the dealer still holds title. Collins' contingent obligation under such agreements was approximately $2,089,127 at October 31, 2005.

                                      -19-

         OFF-BALANCE SHEET ARRANGEMENTS

         At October 31, 2005, Collins had no off-balance sheet arrangements that have or are likely to have a material current or future effect on its financial condition, changes in financial condition, revenues or expense, results of operations, liquidity, capital expenditures or capital resources.

         CRITICAL ACCOUNTING PRINCIPLES AND ESTIMATES

         Collins' consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States. The preparation of these financial statements requires the use of estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. We believe that of our critical accounting policies, the following may involve a high degree of judgments, estimates, and complexity:

         INVENTORIES - Collins values its inventories at the lower of cost or market. Collins has chosen the first-in, first-out (FIFO) cost method of valuing its inventories. The effect of the FIFO method is to value ending inventories on the balance sheet at their approximate current or most recent cost. The market values for finished goods inventories are determined based on recent selling prices.

         IMPAIRMENT OF LONG-LIVED ASSETS - In June 2001, the Financial
Accounting Standards Board (FASB) issued Statement of Financial Accounting
Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142). SFAS
No. 142 was effective for fiscal years beginning after December 15, 2001.
Consequently, goodwill is no longer amortized over future periods, but is assessed for impairment at least annually using a fair value test. Collins adopted this new standard on November 1, 2002.

         As of October 31, 2005 and October 31, 2004, Collins tested for impairment the bus and terminal truck/road construction business segments using the discounted cash flow approach and determined that the fair values for each of these segments exceeded the related carrying values. On an on-going basis, and absent any impairment indicators, Collins will conduct similar tests and record any impairment loss. Management believes that the estimates of future cash flows and fair values are reasonable; however, changes in estimates of such cash flows and fair value could affect the valuations.

         INSURANCE RESERVES - Collins failed to adequately provide for estimated future Workers Compensation costs related to certain claims that have been denied by Collins' excess liability insurance carrier and for certain other claims. When management discovered the error, an independent third party administrator was retained to estimate and determine the additional potential liability related to these claims. Collins is currently disputing the denial of coverage by the excess liability insurance carrier, but the amount of future recovery, if any, cannot be assured.

         Collins has historically self-insured for workers' compensation, health insurance, general liability and product liability claims, subject to specific retention and reinsurance levels. Effective July 1, 2005, however, Collins purchased guaranteed cost workers' compensation insurance for the states in which it had previously self-insured.

         Collins continues to be self-insured in certain states for workers'
compensation claims incurred prior to July 1, 2005. Under these plans, liabilities are recognized for claims incurred (including claims incurred but not reported) and changes in the case reserves. At the time a worker's compensation claim is filed, a liability is estimated to settle the claim. The liability for workers' compensation claims incurred prior to July 1, 2005 is determined based on management's estimates of the nature and severity of the

                                      -20-

claims and based on analysis provided by third party administrators and by various state statutes and reserve requirements. Since the liability is an estimate, the ultimate liability may be more or less than reported. If previously established accruals are required to be adjusted, such amounts are included in cost of sales. Group medical reserves are funded through a trust and are estimated using historical claims' experience.

         Due to the nature of Collins' products, Collins is subject to product liability claims in the normal course of business. To the extent permitted under applicable law, Collins maintains insurance with outside insurance carriers to reduce or eliminate risk to Collins. This insurance coverage includes self-insured retentions that vary each year. Collins maintains excess liability insurance with outside insurance carriers to minimize its risks related to catastrophic claims in excess of all self-insured positions. Any material change in the aforementioned factors could have an adverse impact on our operating results.

         WARRANTIES - Collins' products generally carry explicit product warranties that extend from several months to more than a year, based on terms that are generally accepted in the marketplace. Certain components included in
Collins' end products (such as chassis, engines, axles, transmissions, tires, etc.) may include manufacturers' warranties that are generally passed on to the end customer of Collins' products and the customer generally deals directly with the applicable component manufacturer. Collins records provisions for estimated warranty and other related costs at the time of sale based on historical warranty loss experience and periodically adjust these provisions to reflect actual experience. Certain warranty and other related claims involve matters of dispute that ultimately are resolved by negotiation, arbitration or litigation.
Infrequently, a material warranty issue may arise which is beyond the scope of
Collins' historical experience. Collins provides for any such warranty issues as they become known and estimable. It is reasonably possible that from time to time additional warranty and other related claims could arise from disputes or other matters beyond the scope of Collins' historical experience.

         REVENUE RECOGNITION - Collins records vehicle sales, and passes title to the customer, at the earlier of completion of the vehicle and receipt of full payment or shipment or delivery to the customer as specified by the customer purchase order. Customer deposits for partial payment of vehicles are deferred and treated as current liabilities until the vehicle is completed and recognized as revenue.

         In certain instances, Collins will recognize revenue when physical delivery has not occurred when the following criteria are met:

         o  Risk of ownership has passed to the customer;

         o  The customer has made a fixed commitment to purchase the unit;

         o  The customer has requested the transaction be on a bill and hold basis and the customer has a substantial business purpose for ordering the unit on a bill and hold basis;

         o  There is a fixed schedule for delivery of the unit (normally within the next 30 days);

         o  Collins does not retain any specific performance obligations such that the earnings process is not complete;

         o  The unit is segregated from Collins' inventory and is not subject to being used to fill other orders; and

         o  The unit is complete and ready for shipment.

                                      -21-

         Collins recognized approximately $2.2 million of revenue as of October
31, 2005 under Collect and Hold agreements. Collins had collected the entire amount of this revenue and had no outstanding accounts receivable on these units as of October 31, 2005.

         Collins does not offer any return or price protection rights to its customers. Collins recognizes revenue in accordance with SFAS 48 when the following conditions are met:

         o  Price to customer is substantially fixed at the date of sale.

         o  Customer has or is obligated to pay seller, and it is not contingent on product resale.

         o  Customer obligation is not changed in the event of theft or product damage.

         o  Customer acquiring the product for resale has economic substance apart from that provided by Collins.

         o  Company does not have significant obligations for future performance to bring about resale of the product by the customer.

         o  Amount of future returns can be reasonably estimated.

         PRINCIPAL CONTRACTUAL OBLIGATIONS AND COMMERCIAL COMMITMENTS

         Collins' contractual obligations and other commercial commitments as of
October 31, 2005 are summarized below and fully disclosed in Notes 3 and 8 in
Notes to Consolidated Financial Statements:

                                                             PAYMENTS DUE BY PERIOD (IN MILLIONS)

                                                             LESS THAN                          4-5          AFTER 5
                                               TOTAL           1 YEAR         1-3 YEARS        YEARS          YEARS
                                              -------        ---------        ---------       -------        --------
CONTRACTUAL CASH OBLIGATIONS
Long-term debt                                $  21.3         $   1.8         $  17.2         $  1.3         $  1.1
Capital lease obligations                         5.4             1.3             2.1            1.0            0.9
Operating lease obligations                       1.0             0.4             0.5            0.1            --
Purchase obligations                               --             --              --             --             --
Chassis contingent obligations                   19.6            19.6             --             --             --
                                              -------        ---------        ---------       -------        --------
Total contractual cash obligations            $  47.3         $  23.1         $  19.8         $  2.4         $  2.0
                                              -------        ---------        ---------       -------        --------
OTHER COMMERCIAL COMMITMENTS
Lines of credit                               $   --          $   --          $   --          $  --         $   --
Standby letters of credit                         3.2             3.2             --             --             --
Standby repurchase commitments                    2.1             2.1             --             --             --
Other commercial commitments                      --              --              --             --             --
                                              -------        ---------        ---------       -------        --------
Total commercial commitments                  $   5.3         $   5.3         $   --          $  --         $   --
                                              -------        ---------        ---------       -------        --------

                                      -22-

         RECENTLY ISSUED ACCOUNTING STANDARDS

         In May 2005, the FASB issued SFAS No. 154, ACCOUNTING CHANGES AND ERROR
CORRECTIONS, which replaces APB Opinion No. 20, ACCOUNTING CHANGES, and SFAS No.
3, REPORTING ACCOUNTING CHANGES IN INTERIM FINANCIAL STATEMENTS, and provides guidance on the accounting for and reporting of accounting changes and error corrections. SFAS No. 154 applies to all voluntary changes in accounting principle and requires retrospective application (a term defined by the statement) to prior periods' financial statements, unless it is impracticable to determine the effect of a change. It also applies to changes required by an accounting pronouncement that does not include specific transition provisions.
In addition, SFAS No. 154 redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. The statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Collins will adopt SFAS No. 154 beginning November 1, 2006.

         In November 2004, the FASB issued FASB Statement No. 151, "Inventory
Costs: an amendment of ARB No. 43". FASB No. 151 will no longer permit companies to capitalize inventory costs on their balance sheets when the production defect rate varies significantly from the expected rate. The statement also clarifies that fixed overhead should be allocated to inventory based on "normal capacity".
The statement is effective for Collins beginning on November 1, 2005. Collins is unable to estimate the financial statement impact of this statement at this time.

         In December 2003, the Financial Accounting Standards Board (FASB)
issued Interpretation 46R (FIN 46R), a revision to Interpretation 46 (FIN 46),
Consolidation of Variable Interest Entities. FIN 46R clarifies some of the provisions of FIN 46 and exempts certain entities from its requirements. FIN 46R is effective at the end of the first interim period ending after March 15, 2004.
Entities that have adopted FIN 46 prior to this effective date can continue to apply the provisions of FIN 46 until the effective date of FIN 46R or elect early adoption of FIN 46R. The adoption of FIN 46 and FIN 46R did not have a significant impact on our financial statements.

         FASB Statement No. 123, Accounting for Stock-Based Compensation, was
revised in December 2004 ("Revised Statement"). The Revised Statement, Share
Based Payment, also supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. The Revised Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. For Collins, the Revised Statement is effective November 1, 2006. The adoption of this
Revised Statement is not expected to have a material impact on our financial statements.

         QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Collins is exposed to market risk relating to interest rates on its fixed rate debt. Interest rate risk is not material to Collins' consolidated financial position or results of operations.

         Collins has used derivative financial instruments to reduce exposure to its variable-rate debt. On July 5, 2002, Collins entered into an interest rate declining balance swap agreement on term debt of $6.8 million to limit the effect of potential increases in the interest rates on its floating-rate term debt through May 2005. The effect of this agreement was to convert the underlying variable-rate debt based on LIBOR to a fixed-rate debt with an interest rate between 4.65% and 5.18% plus a margin of 175 basis points. This swap has expired and Collins had no derivative financial instruments at October
31, 2005. If interest rates for long-term debt under the current credit facility had averaged 10% more on average variable-rate debt for the entire year,

                                      -23-

interest expense would have increased, and income before taxes would have decreased by less than $0.15 million for the year ended October 31, 2005.

                                  RISK FACTORS

         Investing in our common stock involves a high degree of risk.
Prospective investors should carefully consider the risks described below, together with all of the other information included or referred to in this
Current Report on Form 8-K, before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent the Company from achieving its goals. The risks described below are not the only ones the
Company will face. WE HAVE ALSO INCLUDED RISKS RELATING TO THE BUSINESS OF
COLLINS, OUR ONLY OPERATING SUBSIDIARY. If any of these risks actually occurs, the Company's business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment. The risks and uncertainties described below are not exclusive and are intended to reflect the material risks that are specific to us and
Collins, material risks related to the industry of Collins and material risks related to companies that undertake a public offering or seek to maintain a class of securities that is registered or traded on any exchange or over-the-counter market.

                      RISK FACTORS RELATING TO THE COMPANY

WE CANNOT PREDICT WHAT OUR EXPOSURE TO ENVIRONMENTAL AND PRODUCT LIABILITY
CLAIMS WILL BE IN THE FUTURE.

         Because we and our subsidiaries and predecessors previously conducted manufacturing operations in locations at which, or adjacent to which, other industrial operations were conducted from time to time, we are subject to environmental claims. As with any such operations that involved the use, generation, and management of hazardous materials, it is possible that prior practices, including practices that were deemed acceptable by regulatory authorities in the past, may have created conditions which could give rise to liability under current or future environmental laws. Because the law in these areas is developing rapidly, and because environmental laws are subject to amendment and widely varying degrees of enforcement, we may be subject to, and cannot predict with any certainty, the nature and amount of environmental and product liability claims related to these operations or locations that may arise in the future.

IF WE ARE NOT SUFFICIENTLY INSURED AGAINST POTENTIAL LIABILITIES AT THE RHODE
ISLAND PROPERTY, THIS COULD HAVE A NEGATIVE IMPACT ON OUR CASH FLOW.

         On June 2002, a Phase II environmental investigation (the "Phase II
Report") was completed on a property in Rhode Island previously owned by our subsidiary, BNS Co. The Phase II Report indicated certain environmental problems on the property. The results of the study showed that certain contaminants in the soil under the property and minor groundwater issues exceeded environmental standards set by the Rhode Island Department of Environmental Management
("RIDEM"). After extensive testing, BNS Co. submitted a Remedial Action Work
Plan ("RAWP") to RIDEM, and on November 7, 2002, RIDEM issued a letter approving the RAWP. In April of 2003, BNS Co. awarded a contract for the remediation work and engaged an environmental engineering firm to supervise the remediation work and perform ongoing monitoring of the affected areas. The remediation work was substantially complete as of December 2003, and in connection with the August
26, 2003 sale of the Rhode Island Property, BNS Co. established an escrow account in the amount of $.331 million to cover any additional remediation costs that may arise. At September 30, 2006, the balance of the escrow account consisted of $.246 million of restricted funds and $11,000 of unrestricted accumulated interest. The BNS Co. subsidiary has obtained insurance against

                                      -24-

additional known and unknown environmental liabilities at the Rhode Island
Property. However, we may incur additional costs for remediation above the escrowed amount and insurance limits, and ongoing monitoring of contaminants may indicate further environmental problems.

WE MAY HAVE CONTINUING LIABILITIES FROM THE PROPERTY IN THE UNITED KINGDOM THAT
WE SOLD.

         We have obtained contaminated land insurance coverage to insure against unknown environmental issues relating to the Heathrow property. In addition, we received a report dated October 2000, which was updated in July 2003, from an independent environmental consulting firm indicating no evidence of environmental issues relating to that property. However, such issues may be identified in the future, through the actions or negligence of the land fill operator or the buyer of our U.K. interests (the "UK Interests") or other factors, as the buyer continues to operate the property as a land fill. There is no assurance that there will be no retained liabilities relating to the property, although we are not making any environmental representations or indemnifications under the U.K. Agreement.

WE ARE INVOLVED IN MANY CLAIMS RELATING TO ALLEGED ASBESTOS MATERIAL USED IN
PRODUCTS WE PREVIOUSLY SOLD, AND IF OUR INSURANCE DOES NOT COVER OUR EXPOSURE,
WE MAY NEED TO PAY TO SETTLE SUCH CLAIMS.

         We receive claims from time to time for toxic-tort injuries related to the alleged use of asbestos material in pumps sold by the former pump division, which was sold in 1992, and other product liability claims relating to the use of machine tools sold by our divisions which were also sold many years ago. Most of these suits are toxic-tort claims resulting primarily from the use of small internal seals that allegedly contained asbestos and were used in small fluid pumps manufactured by the Company's former pump division. We have insurance coverage, but in general the coverage available has limitations. We expect that it will continue to be subject to additional toxic-tort claims in the future.

         The contingent claims relating to the former pump division pose the most uncertainty. We have limited information concerning the number and location of pumps manufactured and, therefore, are unable to estimate the aggregate number of claims which might be filed in the future, which is necessary in order to reliably estimate any financial exposure. This product line was introduced in the late 1800's. The materials alleged to contain asbestos were used for an undetermined period of time ending in the late 1960's. The claims relate to exposure to this alleged asbestos material.

DUE TO OUR INCOMPLETE INSURANCE RECORDS, WE MAY NOT BE ABLE TO RECOVER FROM OUR
INSURERS UNDER OUR INSURANCE POLICIES.

         In the late 1980's, insurance companies began issuing polices with specific exclusions for claims relating to asbestos. BNS Co. has identified continuous insurance coverage (on an "occurrence" basis) from 1974 through 1988 that does not include such exclusions, with estimated aggregate coverage limits of approximately $158 million for these policy years. We estimate that the aggregate remaining self-insured retention (deductible) relating to these policy years is approximately $3 million. Additionally, we have identified secondary evidence (such as past billings) indicating that BNS Co. has additional insurance coverage from 1970 through 1973 that does not include such exclusions.
The insurers involved may not recognize this secondary information as evidence that the policies were in place due to our incomplete insurance records. We also do not know if the aforementioned insurance coverage has eroded from past claims. Policies issued for BNS Co. beginning in 1989 contained exclusions relating to asbestos. BNS Co.'s insurance records for the periods prior to 1970 are incomplete and do not indicate what insurance coverage is available. The limits noted above relate to a number of insurance carriers. In general, these carriers have acknowledged the evidence of coverage but have declined to verify the limits of coverage until such time as the limits apply. Even if we have insurance coverage for asbestos and other product liability claims under our

                                      -25-

polices, we may not be able to recover from our insurers in the event that such insurance companies are no longer solvent, have ceased operations, or choose to dispute the coverage or limits of the policies identified by the Company.

         Our Recorded Liability On Our Balance Sheet May Not Be Sufficient To
Cover All Of Our Liability Claims. We have recorded a liability of $0.6 million on the consolidated balance sheet relating to the open and active claims against
BNS Co. as of September 30, 2005. This liability represents an estimate of the likely costs to defend against or settle these claims by BNS Co. beyond the amounts reserved by the insurance carriers and previously funded, through the retroactive billings, by BNS Co. BNS Co. annually receives retroactive billings or credits from its insurance carriers for any increase or decrease in claims reserves as claims are filed, settled or dismissed, or as estimates of the ultimate settlement and defense costs for the then-existing claims are revised.
However, we may need to take additional charges in connection with the defense, settlement or judgment of existing claims. Also, the costs of future claims and the related costs of defense, settlements or judgments may not be consistent with the experience to date relating to existing claims.

THE UNCERTAIN PROSPECT OF FUTURE TOXIC-TORT CLAIMS AND THE UNCERTAINTY OF
VALUING SUCH CLAIMS MAY HAVE A NEGATIVE IMPACT ON OUR ABILITY TO DETERMINE
SHAREHOLDER DISTRIBUTIONS OR TO SELL THE COMPANY.

         It has become apparent that the uncertain prospect of additional toxic-tort claims being asserted in the future, and the impact of this uncertainty on the valuation of our business, has had and will continue to have, at least for the short term, some adverse effects on our ability to determine prospective distributions to shareholders or to negotiate a satisfactory sale, merger or other change in control transaction with a third party. These claims would also affect our ability to carry out an orderly liquidation proceeding, either through a dissolution, formation of a liquidating trust and liquidation proceedings in the Chancery Court in Delaware, or in a Chapter 11 federal bankruptcy reorganization proceeding, both of which would involve provision for payments to creditors and contemplated distributions to stockholders.

THE COMPANY'S CUMULATIVE NET OPERATING LOSSES ("NOLS") MAY BECOME SIGNIFICANTLY
LIMITED.

         We had NOLs of approximately $54 million at December 31, 2005, which were available to offset taxable earnings in the future. In the event of a
"change of ownership" within the meaning of Section 382 of the Internal Revenue
Code, our ability to use these NOLs to offset future taxable earnings becomes significantly limited. While our management and tax advisors believe that we have not, in connection with our acquisition of an 80% equity interest in the entity that acquired Collins, experienced such a "change of ownership," based on an examination of public shareholder documents filed with the SEC, it appears that we may be close to the threshold for such a change.

OUR INDEPENDENT AUDITORS HAVE REPORTED THAT THEY HAVE DOUBTS REGARDING OUR
ABILITY TO CONTINUE AS A GOING CONCERN.

         We received a report from our independent auditors for the year ended
December 31, 2005, containing an explanatory paragraph stating that we had no active trade or business which raised substantial doubt about our ability to continue as a going concern.

OUR FUTURE EXPENSE MAY BE GREATER THAN WE ANTICIPATED SO WE MAY NOT HAVE
ADEQUATE RESOURCES FOR FUNDING OUR OPERATIONS.

         On future expenses (including the expenses of maintaining the Company as a "public" reporting entity under SEC regulations and the expenses and liabilities associated with toxic tort asbestos claims against the Company, as

                                      -26-

discussed above) may be greater than anticipated and investment earnings or profits from any business acquisition may be less than anticipated and that, as a result, we may not have adequate resources for funding our operations.

OUR SUBSIDIARIES HAVE INCURRED SIGNIFICANT INDEBTEDNESS UNDER THE LOAN
AGREEMENTS.

         On October 31, 2006, Purchaser entered into a new senior loan agreement with GMAC CF and a new second lien loan agreement with ORIX. Effective upon the
Merger, the loan agreements were assumed by Collins, Collins Bus Corporation,
Wheeled Coach Industries, Inc., Capacity of Texas, Inc., Mid Bus, Inc., and
Mobile Products, Inc., as borrowers and guarantors thereunder, and Collins
Ambulance Corp., Wheeled Coach Enterprises, Inc., Mobile-Tech Corporation, World
Trans, Inc., Brutzer Corporation, and Collins Financial Services, Inc., as
guarantors thereunder. The GMAC CF senior loan agreement provides for aggregate credit facilities of $56 million and the ORIX second lien loan agreement provides for a term loan facility of $45 million.

         Substantially all of Collin's cash flow earned during the terms of the loan agreements will be applied to make interest and principal payments under the loan agreements. Payment of these debt obligations may limit our ability to freely conduct our operations and our ability to grow and develop our business for so long as the loan agreements are in effect.

IF AN EVENT OF DEFAULT OCCURS UNDER THE LOAN AGREEMENTS, IT COULD RESULT IN A
MATERIAL ADVERSE EFFECT ON OUR BUSINESS, OPERATING RESULTS, OR FINANCIAL
CONDITION AS THE LENDERS MAINTAIN PRIORITY SECURITY INTERESTS ON ALL OF THE
ASSETS OF OUR SUBSIDIARIES.

         The lenders under the GMAC CF senior loan agreement and the lenders under the ORIX second lien loan agreement have first and second priority security interests, respectively, on all of the assets of the borrowers and guarantors under the loan agreements. The loan agreements contain events of default including, but not limited to, the following:

         o     The failure by the borrowers or guarantors to pay interest, principal payments under the loan agreements when due;

         o     a breach by the borrowers or guarantors of any covenant in the loan agreements;

         o     a default or event of default under the loan agreements;

         o     a breach by the borrowers or guarantors of any representation or warranty made by them in the loan agreements;

         o     certain bankruptcy and bankruptcy related matters; and

         o     the failure by the borrowers or guarantors to pay any
         indebtedness having an individual principal amount in excess of
         $250,000 or having an aggregate principal amount in excess of $500,000.

         In the event an event of default occurs under the loan agreements, we may be forced to restructure, file for bankruptcy, sell assets, or cease operations, any of which would put the Company and the value of our common stock, at significant risk. As our subsidiaries' obligations under the loan agreements are secured by substantially all of their assets, failure by our subsidiaries to fulfill their obligations under the loan agreements could lead to loss of these assets.

                                      -27-

THE RESTRICTIONS ON THE ACTIVITIES OF OUR SUBSIDIARIES CONTAINED IN THE LOAN
AGREEMENTS WILL NEGATIVELY IMPACT THE ABILITY OF OUR SUBSIDIARIES TO OBTAIN
FINANCING FROM OTHER SOURCES.

         So long as the GMAC CF and ORIX loan agreements remain outstanding, we are restricted from incurring additional indebtedness other than certain limited amounts of permitted indebtedness. To the extent that additional debt financing is required for us to conduct our operations, the debt incurrence and other restrictions contained in the loan agreements will likely materially adversely impact our ability to achieve our operational objectives.

THE LOAN AGREEMENTS PROHIBIT OUR SUBSIDIARIES FROM MAKING DISTRIBUTIONS TO US
EXCEPT IN LIMITED AMOUNTS AND IN LIMITED CIRCUMSTANCES.

         The GMAC CF and ORIX loan agreements prohibit the borrowers and guarantors thereunder from making distributions to us except that for so long as no event of default is existing or would be created thereby, the borrowers and guarantors may make aggregate annual payments to us of $500,000. The existence of these restrictions effectively deprives us of substantially all cash flow earned by our subsidiaries while the loan agreements are in effect

WE HAVE GRANTED STEEL PARTNERS A SECURITY INTEREST

         As collateral for the Steel Term Loan, we granted Steel a continuing first priority security interest in any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired by us. In addition,
Steel shall also receive a first priority pledge of all outstanding capital stock or other beneficial interest of ours in Holding. Such requirements may limit our ability to borrow in the future.

         RISKS RELATING TO BUSINESS OF COLLINS

         PRODUCT LIABILITY

         Collins may incur material losses and costs as a result of product liability, warranty, recall claims or other lawsuits or claims that may be brought against it. Collins is exposed to product liability and warranty claims in the normal course of business in the event that products actually or allegedly fail to perform as expected or the use of our products results, or is alleged to result, in bodily injury and/or property damage. Accordingly, Collins could experience material warranty or product liability costs in the future and incur significant costs to defend against these claims. Collins cannot be assured that its insurance coverage will be adequate if such claims do arise, and any liability not covered by insurance could have a material adverse impact on our business. A future claim could involve the imposition of punitive damages, the award of which, pursuant to state laws, may not be covered by insurance. Any product liability or warranty issues may adversely impact our reputation as a manufacturer of high quality, safe products and may have a material adverse effect on our business. The costs associated with complying with environmental and safety regulations could lower our margins.

         Collins currently carries product liability insurance in amounts which it deems appropriate and continually monitors the adequacy of such coverage.
Although Collins has not had any significant uninsured product liability losses, there can be no assurance that it will not experience future product liability claims which exceed insurance coverage or which are not covered by insurance and which could have a material adverse effect on our business.

         EXECUTIVE OFFICERS AND OTHER EMPLOYEES

         Collins' ability to operate businesses and implement strategies depends, in part, on the efforts of executive officers and other key employees.
In addition, our future success will depend on, among other factors, the ability to attract and retain qualified personnel, including finance personnel, research professionals, technical sales professionals and engineers. The loss of the services of any key employee or the failure to attract or retain other qualified personnel could have a material adverse effect on our business or business prospects.

                                      -28-

         AVAILABILITY OF CHASSIS

         With the exception of terminal trucks, the major purchased component of each of Collins' specialty vehicles is a vehicle chassis. Collins currently purchases most of its vehicle chassis from two suppliers and maintains access to a two-to-three month supply. In the past, Collins has experienced occasional interruptions in chassis supply that, in the aggregate, have not had a material adverse effect on its financial condition. However, a lengthy interruption in chassis supply could have such an effect.

         COMPETITION

         The markets for most of Collins' product lines are very competitive, and Collins currently has several direct competitors in most markets. Some of these competitors may have greater relative resources. In addition, new competitors may enter the marketplace and may have larger capital bases from which to develop products and to compete. Additionally, Collins believes that growth in its sales may depend upon the success of recently introduced and future products, the markets for which are untested. There can be no assurance that we will continue to compete successfully in existing product categories or continue to be able to introduce innovative products or enhance existing products. Collins believes it can compete successfully (i) in the ambulance market on the basis of the quality and price of its products, its design engineering and product innovation capabilities and on the strength of the
Wheeled Coach brand name, and (ii) in the small school bus market on the basis of its product price and quality and favorable recognition of Collins Bus and
Mid Bus brand names, (iii) in the road construction equipment market for sweepers on the strength of its Waldon and Lay-Mor brand names, product quality, price and distribution network, and (iv) in the terminal truck market on the basis of its Capacity brand name, price, product quality and customer demand for its exclusive Dura-Ride suspension system.

         SEASONALITY OF BUSINESS

         Historically, a major portion of Collins' net income has been earned in the second half of its fiscal year ending October 31. The purchasing patterns of school districts are typically strongest in the summer months and this accounts for stronger sales of small school buses in the second half of the fiscal year.
Generally, Collins' sales tend to be lower in the winter months and first half of Collins' fiscal year due to the purchasing patterns of Collins' customers in general and because purchasing activities are normally lower near the end of the calendar year.

         REGULATION

         Collins is subject to various laws and regulations and all of Collins'
on-road vehicles must satisfy certain standards as established by the United
States Department of Transportation. Certain of its products must also satisfy specifications established by other federal, state and local regulatory agencies, primarily dealing with safety and performance standards. For example,
Collins' operations are subject to a variety of Federal and state environmental regulations relating to noise pollution and the use, generation, storage, treatment, emission and disposal of hazardous materials and wastes. Collins'
failure to comply with present or future regulations could result in fines, potential civil and criminal liability, suspension of production or operations, alterations to the manufacturing process, costly cleanup or capital expenditures. Laws mandating greater fuel efficiency and the heightened emission standards that take effect in 2007 could also increase research and development costs, increase the cost of components necessary for production and lead to the temporary unavailability of engines.

         Federal and state authorities have various environmental control standards relating to air, water, and noise pollution which affect the business and operations of Collins. For example, these standards, which are generally

                                      -29-

applicable to all companies, control choice of paints, discharge of air compressor, waste water and noise emitted by factories. Collins' facilities are subject to air permitting by the U.S. Environmental Protection Agency and/or
authorized states' under federal and/or state regulations implementing the
Federal Clean Air Act. Each of Collins' facilities is currently operating under valid permits. Costs to renew these permits are immaterial. Collins relies upon certifications obtained from chassis manufacturers with respect to compliance of vehicles with all applicable emission control standards.

         With respect to employees' health and safety, Collins is subject to various laws and regulations promulgated by the Occupational Safety and Health
Administration or OSHA. Plants are periodically inspected by federal agencies concerned with health and safety in the work place to ensure that company plants comply with applicable governmental and industry standards.

         The Comprehensive Environmental Response, Compensation and Liability
Act of 1980 ("CERCLA"), as amended, and other similar state laws require the cleanup of hazardous waste disposal sites. Parties that may be liable under
CERCLA for the cleanup of hazardous waste disposal sites include the current property owner, the operator, owners and operators of the property at the time of a release of hazardous substances, the arranger of the disposal, and the transporter of hazardous substances. To date, Collins has not been notified by the U.S. Environmental Protection Agency, any state agency, or any other private party that it is considered responsible or potentially responsible for some aspect of the cleanup of any hazardous waste disposal site under CERCLA or any other similar state laws.

         In our management's opinion, Collins and its products are in compliance in all material respects with all applicable governmental regulations.
Amendments of the regulations governing Collins' businesses could have a material impact on its operations because they could significantly increase the costs of manufacturing, purchasing, operating or selling products and could have a material adverse effect on the results of operations. Failure to comply with present or future regulations could result in fines, potential civil and criminal liability, suspension of sales or production, or cessation of operations. In addition, a major product recall could have a material adverse effect on the results of operations.

         RISKS RELATING TO INDUSTRY OF COLLINS

         FUEL AND OIL

         Fuel shortages, or higher prices for fuel, could have a negative effect on sales. Gasoline or diesel fuel is required for the operation of ambulances, small school buses, shuttle and mid-size commercial buses, terminal trucks, commercial bus chassis, road construction equipment and industrial rental sweepers. Particularly in view of increased international tensions and increased global demand for oil, there can be no assurance that the supply of these petroleum products will continue uninterrupted, that rationing will not be imposed or that the price of or tax on these petroleum products will not significantly increase in the future. Increases in the price of oil also can result in significant increases in the price of many of the components in
Collins' products, which may have a negative impact on margins or sales volumes.

         MANUFACTURING COMPONENTS

         The results of operations may be significantly affected by the availability and pricing of manufacturing components and labor, as well as changes in labor rates and practices. Increases in raw materials used in
Collins' products could affect the cost of supply materials and components.

         The inability to obtain raw materials, component parts, and/or finished goods in a timely and cost-effective manner from suppliers would adversely affect the ability to manufacture and market products. Collins purchases raw

                                      -30-

materials and component parts from suppliers to be used in the manufacturing of its products. In addition, it purchases certain finished goods from suppliers.
Changes in relationships with suppliers or increases in the costs of purchased raw materials, component parts or finished goods could result in manufacturing interruptions, delays, inefficiencies or the inability to market products. In addition, profit margins would decrease if prices of purchased raw materials, component parts, or finished goods increase and Collins is unable to pass on those increases to customers.

         CYCLICALITY OF BUSINESS

         Collins operates in a highly cyclical industry and there can be substantial fluctuations in manufacturing shipments and operating results, and the results for any prior period may not be indicative of results for any future period. Companies within these industries are subject to volatility in operating results due to external factors such as economic, demographic and political changes. Factors affecting the manufacture of chassis and ambulances include:
(i) interest rates and the availability of financing; (ii) commodity prices;
(iii) unemployment trends; (iv) international tensions and hostilities; (v)
general economic conditions; (vi) overall consumer confidence and the level of discretionary consumer spending; (vii) dealers' and manufacturers' inventory levels; and (viii) fuel availability and prices.

         ECONOMIC CONDITIONS

         Changes in economic conditions, including changes in interest rates, financial market performance and industry-specific factors could impact the economy in general, resulting in a downward trend that impacts all companies in the industry; or, the changes could impact only those parts of the economy upon which Collins relies in a unique fashion, including, for example, the introduction of trade barriers that impact our attempts to expand in North
America.

         COMMERCIAL TRUCK MARKET

         The commercial truck market demand is variable. Demand for commercial vehicles depends to some extent on economic and other conditions in a given market and the introduction of new vehicles and technologies. Demand may also be affected by factors impacting new truck prices such as costs of raw materials and components and cost of compliance with governmental regulations (including tariffs, engine emissions regulations, import regulation and other taxes).

         TECHNOLOGY

         Collins is engaged in an industry which will be affected by future technological developments. The introduction of products or processes utilizing new technologies could render existing products or processes obsolete or unmarketable. Success will depend upon the ability to develop and introduce on a timely and cost-effective basis new products, processes and applications that keep pace with technological developments and address increasingly sophisticated customer requirements.

         RISKS RELATING TO THE MERGER

AS A RESULT OF THE MERGER, WE HAVE BECOME SUBJECT TO MORE REPORTING REQUIREMENTS
OF FEDERAL SECURITIES LAWS, WHICH CAN BE EXPENSIVE.

         As a result of the Merger, we have become an operating company.
Accordingly, we may be subject to more information and reporting requirements of the Exchange Act and other Federal securities laws, including compliance with the Sarbanes-Oxley Act. The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including

                                      -31-

reporting of the Merger) and furnishing audited reports to stockholders may increase and may cause our expenses to be higher.

         In addition, it may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications required by the
Sarbanes-Oxley Act.

BECAUSE WE WERE PREVIOUSLY A SHELL COMPANY AND ACQUIRED AN OPERATING ENTITY BY
MEANS OF A REVERSE MERGER WITH ONE OF OUR SUBSIDIARIES, WE MAY NOT BE ABLE TO
ATTRACT THE ATTENTION OF MAJOR BROKERAGE FIRMS.

         There may be risks associated with us formerly being a shell company and acquiring an operating entity through a "reverse merger". Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.
No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

         RISKS RELATING TO THE COMPANY'S COMMON STOCK

OUR STOCK PRICE MAY BE VOLATILE.

         The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

         o  Technological innovations or new products and services by us or our competitors;

         o  Additions or departures of key personnel;

         o  Sales of our Common Stock;

         o  Our ability to execute our business plan;

         o  Operating results that fall below expectations;

         o  Loss of any strategic relationship;

         o  Industry developments;

         o  Economic and other external factors; and

         o  Period-to-period fluctuations in our financial results.

         In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

                                      -32-

WE DO NOT EXPECT TO PAY DIVIDENDS IN THE FUTURE. ANY RETURN ON INVESTMENT MAY BE
LIMITED TO THE VALUE OF OUR COMMON STOCK.

         We do not anticipate paying dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

THERE IS CURRENTLY NO LIQUID TRADING MARKET FOR OUR COMMON STOCK AND WE CANNOT
ENSURE THAT ONE WILL EVER DEVELOP OR BE SUSTAINED.

         Our Class A Common Stock was de-listed from the New York Stock Exchange and commenced trading on the OTC Bulletin Board under the symbol "BNSXA" and was listed on the Boston Stock Exchange on February 11, 2002. The symbol was subsequently changed to "BNSIA." There is currently no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Our common stock could also be suspended from the OTC Bulletin
Board, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

OFFERS OR AVAILABILITY FOR SALE OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON
STOCK MAY CAUSE THE PRICE OF OUR COMMON STOCK TO DECLINE.

         If our stockholders sell substantial amounts of our common stock in the public market, the price of our common stock could fall and could create a situation commonly referred to as an "overhang." The existence of an overhang, whether or not sales have occurred or are occurring, could make our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate more difficult.

OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AUTHORIZES OUR BOARD TO
CREATE NEW SERIES OF PREFERRED STOCK WITHOUT FURTHER APPROVAL BY OUR
STOCKHOLDERS, WHICH COULD ADVERSELY AFFECT THE RIGHTS OF THE HOLDERS OF OUR
COMMON STOCK.

         Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval.
As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

                                      -33-

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

         Set forth below are the persons or groups known to the Company who beneficially own, under the applicable rules and regulations of the Securities and Exchange Commission, as of October 31, 2006, more than 5% of any class of the Company's voting securities, each of the Company's directors and named executive officers and all of the Company's directors and executive officers as a group.

                                                                                 Amount and
                                                          Title of Class           Nature             Percent
                   Name and Address                          of Common          of Beneficial           of
                  of Beneficial Owner                          Stock            Ownership (1)        Class (2)
-------------------------------------------------------  ------------------  -------------------  --------------
5% or Greater Stockholders:
Steel Partners II, L.P. (3)
     590 Madison Avenue, 32nd Floor
     New York, NY 10022                                       Class A            1,264,880             41.9%
Warren G. Lichtenstein (3)
Chairman, CEO, and Secretary
Steel Partners, L.L.C.
     590 Madison Avenue, 32nd Floor
     New York, NY 10022                                       Class A            1,264,880             41.9%
Dimensional Fund Advisors Inc. (4)
     1299 Ocean Avenue
     11th Floor
     Santa Monica, CA 90401                                   Class A              182,108              6.0%
Directors and Named Executive Officers:

Kenneth N. Kermes                                             Class A               48,000              1.6%
J. Robert Held                                                Class A               19,800              *
Jack Howard (3)                                               Class A                2,600              *
James Henderson (3)                                           Class A                2,000              *
Michael Warren                                                Class A                    0              0
All directors and executive officers as a group (5
     persons)                                                 Class A               72,400              2.3%
----------------------------
* less than one percent (1%)

(1)      Unless otherwise indicated, includes shares owned by a spouse, minor children and relatives sharing the same home, as well as entities owned or controlled by the named person. Also includes options and warrants to purchase shares of common stock exercisable within sixty (60) days.
         Unless otherwise noted, shares are owned of record and beneficially by the named person.

(2)      Based on 3,030,444 shares of Class A Stock and no shares of Class B
         Stock outstanding on the record date.

(3)      Steel Partners II, L.P., a Delaware limited partnership whose principal business is investing in the securities of small cap companies, has sole voting and dispositive power and is deemed to have beneficial ownership of the reported shares. Steel Partners, L.L.C., is a Delaware limited liability company whose principal business is acting as the general partner of Steel Partners II, L.P. Warren G. Lichtenstein is

                                      -34-

         the Chairman, CEO, Secretary and the sole executive officer and managing member of Steel Partners L.L.C. By virtue of his relationships with Steel Partners L.L.C., and Steel Partners L.L.C.'s relationship with Steel Partners II, L.P., both are deemed to have beneficial ownership of the reported shares. Mr. Lichtenstein also has sole voting and dispositive power over the reported shares. As representatives of
         Steel Partners II, L.P., Messrs. Howard and Henderson may be deemed members of the Section 13(d) reporting group. Mr. Howard, who has sole voting and dispositive power over his 2,600 shares, holds 600 shares through JL Howard, Inc., an entity controlled by Mr. Howard, which may also be deemed a member of the group, and 2,000 shares directly. Mr.
         Henderson has sole voting and dispositive power over his 2,000 shares, which he owns directly. Messrs. Howard and Henderson claim no voting or dispositive power over the Steel Partners II, L.P. shares.

(4)      Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, has sole voting and dispositive control over and is deemed to have beneficial ownership of the reported shares, all of which shares are held in portfolios of various registered investment companies and trusts, and for all of which Dimensional serves as investment manager or advisor. Dimensional disclaims beneficial ownership of all such shares.

         Collins is a wholly-owned subsidiary of Holding. The Company owns 80%
of the equity securities of Holding.

                        DIRECTORS AND EXECUTIVE OFFICERS

         DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The table below sets forth the name of each director of the Company.
 The director's service as a director of BNS Co., our wholly-owned subsidiary, prior to December 14, 2004, the date we reorganized as a holding company, is included when determining the year the director was first elected as a director of ours. Effective as of October 31, 2006, Richard Donnelly resigned as a director of the Company.

                              Year
                              First        Principal Occupation During Last Five
                             Elected            Years and Directorships in
Name (Age)                   Director     Public Reporting and Other Companies
---------------------------  --------  ----------------------------------------
J. Robert Held (68)           1996     Since  1996,  Mr.  Held has  served  as a
                                       consultant to the computer industry. From
                                       1988 to  1995,  he was  President,  Chief
                                       Executive   Officer  and  a  Director  of
                                       Chipcom    Corporation,     a    computer
                                       communications   company.   Mr.  Held  is
                                       currently  a Director  of Art  Technology
                                       Group   (Nasdaq:    ARTG),   a   customer
                                       relationship   management  company,   and
                                       Azimuth  Inc., a start-up in the wireless
                                       market.  Until 2004, Mr. Held served as a
                                       director  of   e-studio,   a   webcasting
                                       business, and ESI, a software company.

James Henderson (48)          2004     Mr.   Henderson  has  served  as  a  Vice
                                       President  of  Steel  Partners,  Ltd.,  a
                                       management  and advisory  company,  since
                                       March  2002.  Mr.  Henderson  served as a
                                       Vice    President   of   Steel   Partners
                                       Services,  Ltd.  from August 1999 through
                                       March  2002.  Mr.   Henderson  served  as
                                       President and Chief Operating  Officer of
                                       WebFinancial        Corporation        (a
                                       publicly-traded  company),  a  commercial
                                       and consumer lender, since November 2003

                                      -35-

                                       and  as  Chief  Executive  Officer  and a
                                       Director  since June 2005.  He has served
                                       as  a  Director  of   WebBank,   an  FDIC
                                       Insured,  State of Utah  Industrial  Loan
                                       Corporation,  since  March  2000,  Acting
                                       Chief  Executive  Officer of WebBank from
                                       November  2004  until  May  2005  and  as
                                       Chairman since November 2004. He has also
                                       served   as    President    of    Gateway
                                       Industries,  Inc., a provider of database
                                       development   and   website   design  and
                                       development   services,   since  December
                                       2001.  Mr.  Henderson  served  as  acting
                                       Chief    Executive    Officer    of   ECC
                                       International  Corp., a manufacturer  and
                                       marketer    of    computer     controlled
                                       simulators  for  training   personnel  to
                                       perform    maintenance    and    operator
                                       procedures on military weapons, from July
                                       2002 until March 2003,  and as a director
                                       from December 1999 until  September 2003.
                                       From  January  2001 to August  2001,  Mr.
                                       Henderson  served  as  President  of  MDM
                                       Technologies,  Inc.,  a  direct  mail and
                                       marketing  company.  From  1996  to  July
                                       1999,  Mr.   Henderson  was  employed  in
                                       various positions with Aydin Corporation,
                                       which  included  tenure as President  and
                                       Chief Operating Officer from October 1998
                                       to June  1999.  Prior  to his  employment
                                       with Aydin Corporation, Mr. Henderson was
                                       employed  as  an  executive  with  UNISYS
                                       Corporation,   an  e-business   solutions
                                       provider.  Mr.  Henderson has served as a
                                       director  of  SL   Industries,   Inc.,  a
                                       manufacturer  and  marketer  of power and
                                       data quality  systems and  equipment  for
                                       industrial,    medical,   aerospace   and
                                       consumer   applications,   since  January
                                       2002,  and  of  Del  Global  Technologies
                                       Corp.,  a  manufacturer  and  marketer of
                                       medical   imaging   equipment  and  power
                                       conversion  subsystems,   since  November
                                       2003,  as well as  Chairman of Del Global
                                       since May 2005.

JACK HOWARD (45)              2004     Mr. Howard  co-founded Steel Partners II,
                                       L.P. in October 1993,  where he currently
                                       holds  representative  positions.  He has
                                       served as a  director  since  1996 and as
                                       Vice President since 1997 of WebFinancial
                                       Corp.  (formerly Rose's Holdings Inc.), a
                                       commercial and consumer  lender that owns
                                       WebBank Corp., an FDIC insured industrial
                                       loan  bank  located  in Salt  Lake  City,
                                       Utah.  In 2005,  Mr. Howard began serving
                                       as a director of WHX Corporation. Also in
                                       June 2005,  he joined the board of Cosine
                                       Communications.   From  January  1989  to
                                       present,   Mr.   Howard   has  served  as
                                       Principal at Mutual  Securities,  Inc., a
                                       registered broker-dealer.

KENNETH N. KERMES (71)        2000     Mr.  Kermes has served as our Chairman of
                                       the  Board of  Directors  since May 2001.
                                       From January 2004 to September  2004,  he
                                       served  as  Director   of  Major   Gifts,
                                       Advancement  Department of the University
                                       of  Rhode  Island.  From  April  2002  to
                                       January  2004,  he was Vice  President of
                                       Planning and Service  Development,  South
                                       County  Hospital.  From May 2001 to April
                                       2002, and from 1999 to 2000, he was a

                                      -36-

                                       Partner  at  SeaView  Capital,  a private
                                       equity  firm.  From May 2000 to May 2001,
                                       he  was  Interim   President   and  Chief
                                       Executive Officer of BNS Co. From 1998 to
                                       1999, he was a partner at Bay View Equity
                                       Partners,  a private  equity  firm.  From
                                       1994 to 1998, he served as Vice President
                                       for   Business   and  Finance  and  Chief
                                       Financial and Administrative  Officer for
                                       the University of Rhode Island. From 1998
                                       to date,  he has served as a Director  of
                                       AT Wall, a metal stamping  company.  From
                                       1996 to date, he has served as a Director
                                       of Bradford  Soap  International,  a soap
                                       manufacturing  company,  and from 2005 to
                                       date he has served as a  director  of ION
                                       Signature  Technology,  Inc.,  a software
                                       development    company   for   scientific
                                       analytical equipment.

         The following table summarizes information regarding executive officers of the Company who are not directors as of October 31, 2006.

Name                         Age       Positions Held During the Last Five Years
--------------------------  -----      -----------------------------------------
Michael Warren                56       Since  January 24, 2003,  Mr.  Warren has
                                       been   President   and  Chief   Executive
                                       Officer and since December 20, 2002, Vice
                                       President and Chief Financial Officer, of
                                       BNS  Co.  (and  of  BNS   Holding   after
                                       December 13, 2004.  From 2000 to present,
                                       Mr.  Warren  has  been the  President  of
                                       Michael   Warren   Associates,   Inc.,  a
                                       management  consulting firm. From 2000 to
                                       2002,  he  worked  as  a  Consultant  for
                                       Resources,  Inc., a management consulting
                                       firm. From 1997 to 2000, he was Executive
                                       Vice    President,     U.S.    Restaurant
                                       Properties,    Inc.,    a   real   estate
                                       investment  trust. From 1996 to 1997, Mr.
                                       Warren  served as Vice  President and CFO
                                       for South East Fast Food Partners,  Inc.,
                                       a food services corporation.

         Each executive officer of the Company holds office until the first meeting of the Board of Directors following the next annual stockholders'
meeting of the Company and until his successor is elected or appointed and qualified, unless he dies, resigns, is removed or replaced.

         There are no family relationships between any of our directors or executive officers.

         ORGANIZATION AND MEETINGS

         The Board of Directors of the Company (the "Board"), which is comprised exclusively of non-employee directors, presently maintains standing committees on audit ("Audit Committee") and corporate governance, compensation and nominating committee ("Nominating, Compensation and Corporate Governance
Committee"). The Board held six regular meetings and three special meetings in
2005. Each of the directors participated in 75% or more of the aggregate number of meetings of the Board and of the committees on which he is a member. The
Board does not have a policy requiring attendance by the directors at the
Company's Annual Meetings. One director attended the Company's 2005 Annual
Meeting.

         AUDIT COMMITTEE

         As of the closing of the Merger, the Audit Committee is composed of
Messrs. Kermes (Chairman) and Held. The Audit Committee met four times in 2005.
As of the closing of the Merger, the members of the Audit Committee satisfy the

                                      -37-

independence requirements and other established criteria by the Boston Stock
Exchange and the Securities and Exchange Commission. The Board has determined that Mr. Kermes, Chairman of the Audit Committee, is an "audit committee financial expert." The Audit Committee recommends, for approval by the stockholders, the appointment of a firm of independent certified public accountants to audit the Company's financial statements. The Audit Committee approves all audit and non-audit services provided by the Company's independent auditor. The Audit Committee also meets with the independent accountants and the
Company's chief financial officer to review the scope and results of the audit, the scope of audit and non-audit services, the range of audit and non-audit fees, any proposed changes in accounting policies, practices, or procedures, including those relating to the Company's internal controls, and the Company's financial statements to be included in the Company's Annual Report on Form
10-KSB and other related matters. A copy of the Charter for the Audit Committee is attached as Annex A to the Company's Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 11, 2006.

         NOMINATING, COMPENSATION AND CORPORATE GOVERNANCE COMMITTEE

         As of the closing of the Merger, the Nominating, Compensation and
Corporate Governance Committee is composed of Messrs. Held (Chairman) and
Howard. Each of the members of this committee, other than Mr. Howard, is an
"independent director" under the rules of the Boston Stock Exchange. Pursuant to the rules of the Boston Stock Exchange, the Board has determined that, based on
Mr. Howard's current and past professional experience, including serving as a vice president and director of a public company and as a director of several private companies, his membership on this committee is in the best interests of the Company and its stockholders. The Nominating, Compensation and Corporate
Governance Committee met once in 2005.

         The purposes of the Nominating, Compensation and Corporate Governance
Committee are (i) to identify individuals qualified to become members of the
Board, (ii) to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders, (iii) to develop and recommend to the Board a set of corporate governance principles applicable to the Company, and (iv) to discharge the Board's responsibilities relating to the compensation of the Company's executives and prepare an annual report on executive compensation for inclusion in the Company's annual proxy statement in accordance with the proxy rules. The committee also performs a periodic review of salaries and compensation/benefit plans for the executive officers and other key management personnel of the Company and administers the Company's 1999
Equity Incentive Plan. A copy of the charter for the Nominating, Compensation and Corporate Governance Committee was attached as Annex C to the Company's May
2004 Proxy Statement.

         The Nominating, Compensation and Corporate Governance Committee may
utilize a variety of methods for identifying potential nominees for directors, including considering potential candidates who come to their attention through current officers, directors, professional search firms or other persons. Once a potential nominee has been identified, the Nominating, Compensation and
Corporate Governance Committee evaluates whether the nominee has the appropriate skills and characteristics required to become a director in light of the then current make-up of the Board. This assessment includes an evaluation of whether:
(a) the nominee is an individual of the highest personal and professional integrity; (b) the nominee has substantial experience which is of particular relevance to the Company; (c) whether the nominee has sufficient time available to devote to the affairs of the Company; and (d) the nominee will be effective, in conjunction with the other directors, in collectively serving the interests of the stockholders.

                                      -38-

         STOCKHOLDER NOMINATIONS

         The Nominating, Compensation and Corporate Governance Committee
considers stockholder nominations for candidates for membership on the Board when properly submitted in accordance with the Company's By-laws. The
Nominating, Compensation and Corporate Governance Committee will review and evaluate such stockholder nominations in the same manner as it evaluates all other nominees.

         The Company's By-laws provide that nominations for the election of directors may be made by any stockholder entitled to vote in the election of directors. A stockholder may nominate a person for election as a director at a meeting only if written notice of such stockholder's intent to make such nomination has been given to the Company's Secretary pursuant to the By-laws.
Each notice must set forth: (i) the name, business and residential address, and age of the proposed nominee, (ii) the principal occupation or employment of the prospective nominee, (iii) the number of shares of the Company's capital stock which are beneficially owned by the prospective nominee, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board, and (vi) the consent of each nominee to serve as a director of the Company if so elected. In addition, all nominations, other than nominations submitted on behalf of the incumbent Board, must be accompanied by a petition in support of such nomination signed by at least 100 record holders of shares of capital stock of the Company entitled to vote in the election of such directors, holding in the aggregate not less than 1% of the voting power of the shares of capital stock of the Company entitled to vote in the election of such director as of the date the petition is submitted.
Stockholders may make informal recommendations for nominees for directors by calling the Company's Corporate Secretary at (401) 848-6400. Such
recommendations are not entitled to the benefit of By-law procedures described above.

         DIRECTOR COMPENSATION

         On January 20, 2005, the Board of the Company voted to pay, as payment of the Director Retainer Fee, as defined in the 1999 Equity Incentive Plan for the year 2005, an award of 1,000 restricted shares of Class A Common Stock, granted under the Plan, plus $15,000 in cash to each of the five directors in office on January 1, 2005. The restrictions on these shares expired on January
24, 2006. On March 13, 2006, as payment of the Director Retainer Fee for the year 2006, an award of an additional 1,000 restricted shares of Class A Common
Stock, plus $15,000 in cash to each of the five directors in office on January
1, 2006. No additional retainer is paid to directors who are chairpersons of a committee.

         For attendance at meetings, each director receives a fee of $750 for each Board meeting attended and $500 for each Committee meeting attended as well as a fee of $375 for each teleconference Board meeting, and $250 for each teleconference Committee meeting, which lasts more than one-half hour in duration.

         In January 2005, our board of directors authorized a $30,000 cash payment to Kenneth Kermes, our Chairman of the Board, which was paid on February
8, 2005, as additional compensation for services he rendered in connection with the negotiation of a proposed acquisition.

                                      -39-

         DIRECTORS AND EXECUTIVE OFFICERS OF COLLINS

         The following table sets forth certain information with respect to the directors of Collins. Pursuant to the terms of the Merger Agreement, the members of the board of directors of Collins are the same as the members of the board of directors of Holding.

                              Year
                              First        Principal Occupation During Last Five
                             Elected            Years and Directorships in
Name (Age)                   Director     Public Reporting and Other Companies
---------------------------  --------  ----------------------------------------
John Quicke (57)              2006     Mr.   Quicke  was  named  a  director  of
                                       Holding and Collins on October 31,  2006.
                                       Mr. Quicke has served as a Vice President
                                       of Steel  Partners,  Ltd. since September
                                       2005.  Mr. Quicke has served as Chairman,
                                       President and Chief Executive  Officer of
                                       NOVT  Corporation,  a former developer of
                                       advanced medical  treatments for coronary
                                       and vascular  disease,  since April 2006.
                                       He  has  served  as  a  director  of  WHX
                                       Corporation since July 2005 and as a Vice
                                       President  since October 2005. Mr. Quicke
                                       currently  serves as a director  of Layne
                                       Christensen    Company    and    Angelica
                                       Corporation.  He  served  as a  director,
                                       President and Chief Operating  Officer of
                                       Sequa    Corporation     ("Sequa"),     a
                                       diversified industrial company, from 1993
                                       to  March  2004,  and Vice  Chairman  and
                                       Executive  Officer  of Sequa  from  March
                                       2004 to March 2005.  As Vice Chairman and
                                       Executive  Officer of Sequa,  Mr.  Quicke
                                       was responsible for the Automotive, Metal
                                       Coating, Specialty Chemicals,  Industrial
                                       Machinery  and  Other  Product  operating
                                       segments of the company.  From March 2005
                                       to August 2005,  Mr. Quicke  occasionally
                                       served  as  a  consultant  to  Steel  and
                                       explored other business opportunities.

Kenneth N. Kermes (71)        2006     Mr.   Kermes  was  named  a  director  of
                                       Holding and Collins on October 31,  2006.
                                       Mr.  Kermes has served as the Chairman of
                                       the Board of  Directors  of BNS  Holding,
                                       Inc. since May 2001. From January 2004 to
                                       September  2004, he served as Director of
                                       Major Gifts,  Advancement  Department  of
                                       the  University  of  Rhode  Island.  From
                                       April 2002 to January  2004,  he was Vice
                                       President   of   Planning   and   Service
                                       Development,  South County Hospital. From
                                       May 2001 to April 2002,  and from 1999 to
                                       2000,   he  was  a  Partner   at  SeaView
                                       Capital,  a private equity firm. From May
                                       2000  to  May   2001,   he  was   Interim
                                       President and Chief Executive  Officer of
                                       BNS  Co.  From  1998  to  1999,  he was a
                                       partner at Bay View  Equity  Partners,  a
                                       private  equity firm.  From 1994 to 1998,
                                       he served as Vice  President for Business
                                       and  Finance  and  Chief   Financial  and
                                       Administrative Officer for the University
                                       of Rhode  Island.  From 1998 to date,  he
                                       has  served as a Director  of AT Wall,  a
                                       metal  stamping  company.  From  1996  to
                                       date,  he has  served  as a  Director  of
                                       Bradford  Soap   International,   a  soap
                                       manufacturing  company,  and from 2005 to
                                       date he has served as a  director  of ION
                                       Signature  Technology,  Inc.,  a software
                                       development    company   for   scientific
                                       analytical equipment.

                                      -40-

James Henderson (48)          2006     Mr.  Henderson  was named a  director  of
                                       Holding and Collins on October 31,  2006.
                                       Mr.   Henderson  has  served  as  a  Vice
                                       President  of  Steel  Partners,  Ltd.,  a
                                       management  and advisory  company,  since
                                       March  2002.  Mr.  Henderson  served as a
                                       Vice    President   of   Steel   Partners
                                       Services,  Ltd.  from August 1999 through
                                       March  2002.  Mr.   Henderson  served  as
                                       President and Chief Operating  Officer of
                                       WebFinancial        Corporation        (a
                                       publicly-traded  company),  a  commercial
                                       and consumer lender,  since November 2003
                                       and  as  Chief  Executive  Officer  and a
                                       Director  since June 2005.  He has served
                                       as  a  Director  of   WebBank,   an  FDIC
                                       Insured,  State of Utah  Industrial  Loan
                                       Corporation,  since  March  2000,  Acting
                                       Chief  Executive  Officer of WebBank from
                                       November  2004  until  May  2005  and  as
                                       Chairman since November 2004. He has also
                                       served   as    President    of    Gateway
                                       Industries,  Inc., a provider of database
                                       development   and   website   design  and
                                       development   services,   since  December
                                       2001.  Mr.  Henderson  served  as  acting
                                       Chief    Executive    Officer    of   ECC
                                       International  Corp., a manufacturer  and
                                       marketer    of    computer     controlled
                                       simulators  for  training   personnel  to
                                       perform    maintenance    and    operator
                                       procedures on military weapons, from July
                                       2002 until March 2003,  and as a director
                                       from December 1999 until  September 2003.
                                       From  January  2001 to August  2001,  Mr.
                                       Henderson  served  as  President  of  MDM
                                       Technologies,  Inc.,  a  direct  mail and
                                       marketing  company.  From  1996  to  July
                                       1999,  Mr.   Henderson  was  employed  in
                                       various positions with Aydin Corporation,
                                       which  included  tenure as President  and
                                       Chief Operating Officer from October 1998
                                       to June  1999.  Prior  to his  employment
                                       with Aydin Corporation, Mr. Henderson was
                                       employed  as  an  executive  with  UNISYS
                                       Corporation,   an  e-business   solutions
                                       provider.  Mr.  Henderson has served as a
                                       director  of  SL   Industries,   Inc.,  a
                                       manufacturer  and  marketer  of power and
                                       data quality  systems and  equipment  for
                                       industrial,    medical,   aerospace   and
                                       consumer   applications,   since  January
                                       2002,  and  of  Del  Global  Technologies
                                       Corp.,  a  manufacturer  and  marketer of
                                       medical   imaging   equipment  and  power
                                       conversion  subsystems,   since  November
                                       2003,  as well as  Chairman of Del Global
                                       since May 2005.

John Becker (54)              2006     Mr.  Becker  was named as a  director  of
                                       Holding and Collins on October 31,  2006.
                                       Mr.  Becker  is  a  Partner  of  AIP.  He
                                       initially  joined AIP in 2001. Mr. Becker
                                       also founded Newport Shrimp  Company,  an
                                       international      seafood     processing
                                       business, in 1976 and exited in 1989 with
                                       a sale  to  Clearwater  Fine  Foods.  Mr.
                                       Becker  also  served  as chief  operating
                                       officer of  Clearwater  Fine  Foods,  USA
                                       from  1989  through   1992.   Mr.  Becker
                                       purchased and became  Chairman of Newport
                                       Pacific  Corporation  in 1998. Mr. Becker
                                       graduated  from Oregon  State  University
                                       with a  Bachelor  of  Science  degree  in

                                      -41-

                                       Business in 1974.  Mr.  Becker  served on
                                       the board of directors of Newport  Shrimp
                                       Company,  Inc.,  National  Security  Bank
                                       Holding Co., Inc., Clearwater Fine Foods,
                                       USA,   Consoltex   Holdings  Inc,  Oregon
                                       Oyster  Farms Inc,  and Stolle  Machinery
                                       Company, LLC.

Ken Dabrowski (63)            2006     Mr.  Dabrowski was named as a director of
                                       Holding and Collins on October 31,  2006.
                                       Mr.  Dabrowski  is a partner  of AIP.  He
                                       served as Vice President,  Global Quality
                                       and  Process  Leadership  at  Ford  Motor
                                       Company   where   his    responsibilities
                                       spanned  all   quality  and   information
                                       technology  functions  for the  worldwide
                                       enterprise.   Previous   positions   held
                                       during  his  35-year   career  with  Ford
                                       include   Executive   Director,   Product
                                       Strategy   Office  and   Corporate   Vice
                                       President  which included  responsibility
                                       for  Ford's  worldwide  commercial  truck
                                       business.  Mr.  Dabrowski  also served as
                                       President   of  the   Durant   Group,   a
                                       management consulting firm, and served as
                                       a   member   of   the   faculty   of  the
                                       Massachusetts   Institute  of  Technology
                                       from 1999  through  2005.  Mr.  Dabrowski
                                       received  a   Bachelor's   degree  and  a
                                       Master's degree in Mechanical Engineering
                                       from the University of Detroit and an MBA
                                       from   Wayne   State   University.    Mr.
                                       Dabrowski  has  served  on the  board  of
                                       directors  of:  Air  International   Inc.
                                       (Chairman), Cummins Engine Co., Jiangling
                                       Motors Corp.,  Ltd.,  China,  Ford Design
                                       Institute    (Chairman.),     Engineering
                                       Society   of    Detroit,    Massachusetts
                                       Institute   of   Technology   Center  for
                                       Innovation   in   Product    Development,
                                       University  of  Detroit-Mercy  (Trustee),
                                       Malcolm Baldrige  National Quality Board,
                                       Perceptron,  SanLuis  Rassini  and  Xerox
                                       Engineering Excellence Board.

         The following table sets forth certain information with respect to the executive officers of Collins immediately after the closing of the Merger.

Name                         Age       Positions Held During the Last Five Years
--------------------------  -----      -----------------------------------------
Randall Swift                  40      Mr.  Swift was named Vice  President  and
                                       Chief  Operating  Officer  of  Collins on
                                       April 1, 2005. He joined  Collins in 1998
                                       as V.P./Sales  and Marketing for Capacity
                                       of Texas, Inc., a wholly-owned subsidiary
                                       of  Collins.   In  1999,  Mr.  Swift  was
                                       promoted to President  of Capacity  where
                                       he  continued  to  serve  prior  to  this
                                       appointment.   Mr.  Swift   possesses  an
                                       extensive     background     in    sales,
                                       engineering and  manufacturing  with over
                                       six  years at  Cummins  Southern  Plains,
                                       Inc. prior to coming to Capacity.

Kent E. Tyler                  40      Mr. Tyler joined Collins in December 1997
                                       as Vice President of Marketing.  Prior to
                                       joining Collins, he was Vice President of
                                       Ackerman McQueen, a full-service national
                                       marketing  and  advertising   agency.  In
                                       2005, Mr. Tyler was promoted to Corporate
                                       Vice  President of Sales and Marketing of
                                       Collins.

                                      -42-

Paul Bamatter                  50      Mr.  Bamatter  joined  Collins on October
                                       31,  2006  as  interim  Chief   Financial
                                       Officer.  Mr.  Bamatter  is a Partner and
                                       Chief  Financial  Officer at AIP.  He was
                                       also  the  Chief  Financial   Officer  of
                                       Consoltex   Holdings,   Inc.   from  1993
                                       through 2005. Additionally,  Mr. Bamatter
                                       served  as  Chief  Operating  Officer  of
                                       Consoltex   Holdings,   Inc.   from  2001
                                       through 2005 and served as sole  director
                                       of  all   operating   subsidiaries.   Mr.
                                       Bamatter was employed by Price Waterhouse
                                       from  1978  to  1992  where,   as  senior
                                       manager,  he managed the worldwide audits
                                       for  several   multinational   businesses
                                       including  Royal Bank of Canada and Alcan
                                       Aluminum.  Mr.  Bamatter  graduated  from
                                       Bishop's   University   with   majors  in
                                       Accounting and Finance in 1978 and earned
                                       his Chartered Accountancy  designation in
                                       1981.

                           SUMMARY COMPENSATION TABLE

         COMPENSATION OF EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth the annual and long-term compensation during each of the last three fiscal years of Michael Warren, the President,
Chief Executive Officer and Chief Financial Officer of BNS Co. and, after
December 14, 2004, of BNS Holding. Michael Warren became BNS Co.'s President and
Chief Executive Officer on January 24, 2003. Mr. Warren is not an employee but joined BNS Co. first as a consultant and then as its CFO in December 2002. Mr.
Warren's compensation is set forth in the table and detailed under "Employment,
Severance and other Agreements" below. Any compensation reported in one year is not reported as compensation for a subsequent year.

                                               Annual Compensation
                             -----------------------------------------------------------
                                                                          Other
Name and                                                                 Annual
Principal Position             Year      Salary ($)     Bonus ($)     Compensation ($)
---------------------------  --------  -------------  ------------  -------------------
Michael Warren                 2005       188,330            --                 --
   PRESIDENT, CEO,             2004       164,313       147,675                 --
   AND CFO(1)                  2003       201,524       404,000                 --
----------------------------

(1)      Mr. Warren acts as a consultant to the Company pursuant to an agreement between Michael Warren Associates, Inc. and the Company. His salary represents his consulting fees for 2003, 2004 and 2005. His bonus represents incentive compensation payments made as a result of the sale of the Rhode Island Property in 2003 and the sale of the U.K.
         subsidiary in 2004.

         OPTION GRANTS IN LAST FISCAL YEAR

         No options or stock appreciation rights were awarded to the named executive officer in fiscal year 2005.

         AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

         There were no options exercised by the named executive officer during fiscal year 2005 and there are no outstanding options being held by the named executive officer.

                                      -43-

         EMPLOYMENT, SEVERANCE AND OTHER AGREEMENTS

         At fiscal year end 2005, the Company had no retirement plans or arrangements calling for payments under employment agreements, severance agreements or change-in-control payments other than the Company's agreement with
Michael Warren Associates, Inc.

         From December 1 to December 20, 2002, Michael Warren, and his firm
Michael Warren Associates, Inc., was engaged as a management consultant to the
Company pursuant to the terms of his November 20, 2002 engagement letter (the
"2002 Warren Agreement"). Mr. Warren became Vice President and Chief Financial
Officer effective December 20, 2002 and, in addition, was elected President and
Chief Executive Officer effective January 24, 2003. Under the 2002 Warren
Agreement, Mr. Warren provided general management consulting services, served as
President, CEO and CFO and performed such other duties as were from time to time agreed upon.

         Mr. Warren's compensation during 2004 was based on the terms of his
2002 Warren Agreement, which was amended on January 24, 2003, April 8, 2003,
November 3, 2003 and February 23, 2004. The term of the 2002 Warren Agreement ended on December 31, 2004. Under that agreement, Mr. Warren's compensation was based on a rate of $180 per hour. Pursuant to the terms of the Agreement, Mr.
Warren received a $404,000 incentive payment in connection with the sale of the
Company's Rhode Island Property on August 26, 2003 and a $147,675 incentive payment in connection with the sale of the U.K. Subsidiary, which closed on June
16, 2004.

         Mr. Warren's compensation during 2005 was based on the terms of a new consulting agreement with Michael Warren Associates, Inc. dated as of March 7,
2005 (the "2005 Warren Agreement"), which replaced the expired 2002 Warren
Agreement. The term of the 2005 Warren Agreement expired December 31, 2005.

         The Company entered into a new consulting agreement with Michael Warren
Associates, Inc., dated as of January 1, 2006 (the "2006 Warren Agreement").
Under the 2006 Warren Agreement, Mr. Warren provides general management consulting services, serves as President, CEO and CFO and performs such other duties as may from time to time be agreed upon. The term is for a period of one year or until notice of termination is given by either party. The 2006 Warren
Agreement is terminable by the Company immediately for "cause", as defined therein, or upon thirty days prior notice by either party. Under the agreement,
Mr. Warren's compensation is based on a rate of $200 per hour. Also under the agreement, Mr. Warren is entitled to additional incentive compensation in the form of a cash bonus in an amount equal to no more than 40% of his firm's billings during the term of the agreement or restricted stock, at the discretion of the Board of Directors of the Company.

                                      -44-

         COMPENSATION OF EXECUTIVE OFFICERS OF HOLDING AND COLLINS

         The following table sets forth certain information regarding compensation paid during each of Collins' last three fiscal years ended October
31 to executive officers who will continue to be executive officers of Collins immediately after the Merger.

                                                                                                   LONG-TERM
                                                          ANNUAL COMPENSATION                     COMPENSATION

                                                                              Other Annual
Name and                                                                      Compensation       Restricted Stock
Principal Position                  Year      Salary ($)       Bonus ($)          ($)            Awards ($) (2)
--------------------------------  -------   --------------   ------------   ----------------   --------------------
Randall Swift                       2005      237,083           70,000          30,385(1)         133,500(3)
 Vice President and COO             2004      170,000           55,000              --             75,750(3)
                                    2003      172,420           35,000              --             36,000(3)

Kent E. Tyler                       2005      170,000           30,000              --             49,000(4)
 Vice President of                  2004      157,500           25,000          38,550(1)          75,750 (4)
 Sales and Marketing                2003      155,000           20,000              --             54,000 (4)
----------------------------

(1)      Relates to company paid relocation expenses associated with relocation to Corporate Executive Offices in Southlake, Texas.

(2)      Under the terms of the Restricted Stock Award Agreements granted in
         2003, 2004 and 2005, the Restricted Stock vests four (4) years after the date of the initial award. Dividends are paid on Restricted Stock at the same rate as paid on all other outstanding shares of the
         Company's common stock.

(3)      Aggregate value at October 31, 2005 amounted to $368,500 based on an aggregate total of 55,000 restricted shares

(4)      Aggregate value at October 31, 2005 amounted to $268,000 based on an aggregate total of 40,000 restricted shares.

         COLLINS STOCK OPTION GRANTS AND EXERCISES

         Information relating to stock option grants and exercises by executive officers of Collins are not being provided since all stock option plans of
Collins were terminated immediately after the closing of the Merger. All outstanding stock options of Collins were vested immediately prior to the effective time of the Merger. Holders of stock options of Collins, whether or not exercisable, were entitled to receive a cash payment from Collins immediately prior to the effective time of the Merger equal to the excess, if any, of $12.50 over the exercise price of such stock option, multiplied by the number of shares subject to such stock option, without interest and subject to any applicable withholding taxes.

         Upon shareholder approval of the Merger, the restricted stock automatically became unrestricted and, along with the other shares of Collins common stock, be converted into the right to receive $12.50 in cash, without interest and subject to any applicable withholding tax, for each share of restricted stock.

                                      -45-

         EMPLOYEE AGREEMENTS WITH EXECUTIVE OFFICERS OF COLLINS

         Collins has entered into an employment agreement with Cletus C.
Glasener providing among other things, for payments equal to Mr. Glasener's current annual base salary payable of $251,578, plus target bonus (i) upon his termination by Collins without cause or (ii) upon a change of control of Collins if, following such change in control, Mr. Glasener's position with Collins is eliminated or if he is not offered a comparable position at comparable compensation. Effective upon the consummation of the Merger on October 31, 2006,
Mr. Glasener was replaced as Chief Financial Officer by Paul Bamatter who became the interim Chief Financial Officer.

         Collins has also entered into severance agreements with Randall A.
Swift and Kent E. Tyler providing, among other things, for a lump sum payment equal to one month's salary for each full year of the officer's employment with
Collins, but not less than 12 times nor more than 24 times the officer's monthly salary, plus the then current monthly rate of family coverage under Collins'
group health plan multiplied by 18 months, payable upon the officer's termination by Collins other than for disability, retirement or cause or the officer's termination by the officer for good reason within one year after a change in control of Collins.

         Collins has entered into severance agreements with other executive officers and key personnel providing, among other things, for a lump sum payment equal to twelve times the officer's monthly salary, payable upon the officer's termination by Collins other than for disability, retirement or cause or the officer's termination by the officer for good reason within one year after a change in control of Collins.

                  CERTAIN RELATIONSHIPS AND RELATED TRANSACTION
                            AND DIRECTOR INDEPENDENCE

         TERM LOAN AGREEMENT WITH STEEL PARTNERS: As of October 31, 2006, the
Company entered into a $14,000,000 Term Loan Agreement with Steel (the "Steel
Term Loan"). The Term Loan incurs interest at a rate of 15% per annum and matures on August 31, 2011. Interest shall be payable quarterly and may be paid in kind. Proceeds of the Steel Term Loan shall be used by the Company as partial payment to Holding for 80% of its outstanding equity interest. As collateral for the Steel Term Loan, the Company granted Steel a continuing first priority security interest in any interest or right in any kind of property or asset, whether real, personal, or mixed, owned or leased, tangible or intangible, and whether now held or hereafter acquired by the Company. In addition, Steel shall also receive a first priority pledge of all outstanding capital stock or other beneficial interest of Holding.

         STOCKHOLDERS AGREEMENT BETWEEN THE COMPANY AND AIP

         As of October 31, 2006, the Company, Holding, Collins, AIP and certain employee shareholders (collectively, the "Holding Stockholders") entered into a
Stockholders' Agreement (the "Holding Stockholders Agreement") which provides, among other things, (i) that Holding Stockholders will vote for a Board of
Directors of Holding consisting of one director appointed by AIP and four directors appointed by the Company and (ii) that certain major corporate actions
(i.e. a material corporate transaction or a sale of all of the assets of
Holding) cannot be made without the approval of the Company and AIP. In addition, the Holding Stockholders Agreement provides that the Company may initiate a sale of Collins, subject to the approval of the director designated by AIP. If such sale is initiated, the other shareholders must go along with such sale as long as such other shareholders receive the same per share consideration. The Holding Stockholders Agreement further provides that at any time subsequent to the earlier of (x) October 31, 2011 and (y) any of (1) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" or "group" (as such terms are defined for

                                      -46-

purposes of the Securities Act), other than Steel or one of its affiliates of which Steel owns at least 20% of the equity interests of each class of equity interests of such affiliate, becomes the owner, directly or indirectly, of 35%
or more of the issued and outstanding equity interests of the Company, (2) Steel ceases to (a) beneficially own and control, directly or indirectly, at least 20%
of the equity interests of each class of equity interests of the Company entitled (without regard to the occurrence of any contingency) to vote for the election of the members of the board of directors of the Company, or (b) have at least two representatives on the board of directors of the Company, (3) the
Company ceases to (a) beneficially own and control, directly or indirectly, at least 80% of the issued and outstanding equity interests of each class of equity interests of Holding entitled (without regard to the occurrence of any contingency) to vote for the election of the members of the board of directors of Holding or (b) have the right to elect or appoint at least four of the five members of the board of directors of Holding, then the earlier of (A) six months after the first date subsequent to the closing date that Steel no longer owns at least 15% of outstanding shares of the Company and (B) October 31, 2009, AIP may commence negotiations providing for the Company's purchase of AIP's interest.
For a period of 90 days AIP and the Company will negotiate exclusively. If they cannot reach an agreement, then Goldman Sachs will be engaged to conduct an auction of the Company. The Holding Stockholders Agreement shall terminate upon an initial public offering, liquidation, sale, or the agreement of a majority of the shares held in Holding by the Company (or shareholders of the Company) and a majority of the shares held in Holding by AIP and the employees of Holding or its subsidiaries.

         STEEL PARTNERS ADVISORY FEE.

         At the closing of the Merger, Collins paid Steel a $1.0 million advisory fee in connection with various services Steel provided relating to the acquisition of Collins including, but not limited to indicating its willingness to provide a financing commitment to fully fund the acquisition, as well as assisting in arranging for a revolving line of credit and term loan and lien with GMAC Commercial Finance LLC and a second lien with Orix Finance Corp.

         CONFIRMATORY AGREEMENT WITH STEEL PARTNERS

         On December 6, 2004, we entered into a Confirmatory Agreement (the
"Confirmatory Agreement") with Steel Partners II, L.P. ("Steel"). On December 8,
2004, Steel held approximately 597,057 shares of our Class A Common Stock
(representing approximately 19.9% of our combined outstanding Class A and Class
B Common Stock at the time). Under the Confirmatory Agreement, Steel acquired additional shares of our stock from Couchman Partners, L.P., resulting, after such purchase, in Steel's ownership of our Common Stock increasing to 41.8% of the outstanding common stock. In connection with these acquisitions, the Company agreed to amend its Rights Agreement to increase the common stock ownership threshold applicable to "Existing Persons" (as defined in the Rights Agreement)
from 20% to 45%.

         Pursuant to the terms of the Confirmatory Agreement, following the acquisition, two of the then five independent directors on the Company's Board of Directors resigned from the Board and the number of directors on the Board was fixed at five. Presently two of our five directors, Jack Howard and James
Henderson, are representatives of Steel. The Company has agreed to recommend election of two representatives of Steel (Messrs. Howard and Henderson) for election as directors at this Annual Meeting. Until the election of directors at this Annual Meeting, the Board of Directors then in office will not, without the prior approval of at least 66.7% of the members of the Board of Directors then in office, (a) form an executive committee, (b) increase the size of the Board of Directors above five directors, (c) approve any executive compensation, including option or stock grants to executives, (d) remove a director without

                                      -47-

cause, or (e) take any other action that would adversely affect the rights and powers of the Steel representatives as directors or take any action that would adversely affect the rights and powers of the Non-Steel Representatives as directors.

         Steel has also agreed in the Confirmatory Agreement that, until the elections for directors are held at the Annual Meeting, Steel and its affiliates will vote all shares of common stock beneficially owned by them in favor of directors who are not affiliated with, nor are representative of, Steel (the
"Non-Steel Representatives") so that at least 60% of the Company's directors are
Non-Steel Representatives.

         Steel has also agreed in the Confirmatory Agreement that at the Annual
Meeting, and at each meeting of stockholders held thereafter prior to December
31, 2009 where directors are elected, Steel will vote its and its affiliates'
shares to elect at least two Non-Steel Representatives as directors who will be the same as two of the three Non-Steel Representatives on the Existing Non-Steel
Representatives Directors Committee, or successors designated by them as Post
2006 Non-Steel Representatives Nominees (as defined below), or elect at least two Non-Steel Representatives selected by Steel if there are no Post 2006
Non-Steel Representatives Nominees designated by the Existing Non-Steel
Representatives Directors Committee available for election as the Post 2006
Non-Steel Representatives Directors. The Post 2006 Non-Steel Representatives
Directors will include Messrs. Kermes and Held, or any successors previously designated by them (the "Post 2006 Non-Steel Representatives Nominees") as long as they remain qualified as a Non-Steel Representative and are willing to serve as directors of the Company and at least two of the Post 2006 non-Steel
Representatives Nominees, or successors designated by them from time to time after the elections at the Annual Meeting, constitute the "Post 2006 Non-Steel
Representatives Directors Committee".

         In the event that none or only one of the Post 2006 Non-Steel
Representatives Nominees, and successors designated by them, are willing and able to stand for election as Independent Directors, then a committee of the then Non-Steel Representatives of the Board of Directors will nominate a replacement (or replacements, if applicable) candidates to fill the Non-Steel
Representatives positions on the Board of Directors. Under the terms of the
Confirmatory Agreement, there will be two Non-Steel Representatives on the Board of Directors at all times following this Annual Meeting through December 31,
2009. However, in the event that there are no Post 2006 Non-Steel
Representatives Directors (or a successor designated by them) or any Post 2006
Non-Steel Representatives Nominees for the Non-Steel Representatives Directors
Committee at a given time, then the remaining directors will (after good faith consultation with any available Post 2006 Non-Steel Representatives Nominees)
select new Non-Steel Representatives Directors.

         The Confirmatory Agreement further provides that the approval of the
Non-Steel Representatives will be required, or in certain circumstances the approval of the stockholders, subject to certain exceptions (all as set out in the Confirmatory Agreement) before the adoption or consummation of certain actions, including the following: (1) entering into any contract, arrangement, understanding or transaction between Steel and the Company; (2) further amending, modifying or repealing of the Rights Agreement after the amendment contemplated by the Confirmatory Agreement; and (3) any amendment, modification or repeal of the Confirmatory Agreement.

         The Confirmatory Agreement terminates on December 31, 2009.

         MICHAEL WARREN ASSOCIATES AGREEMENT

         As of January 2006, the Company entered into an agreement with Michael
Warren Associates, Inc. through the end of 2006. The Company had previously been a party to a separate agreement with Michael Warren Associates concerning his compensation in 2005. Michael Warren receives his compensation from the Company

                                      -48-

through Michael Warren Associates, Inc. See "Employment, Severance, and Other
Agreements - Michael Warren Associates Agreements" below in Item 3.02.

         INFORMATION RELATING TO DIRECTOR INDEPENDENCE

         REFERENCE IS MADE TO THE LIST OF DIRECTORS IN THE SECTION ENTITLED
"DIRECTORS AND EXECUTIVE OFFICERS" HEREIN WHICH IDENTIFIES WHO AMONG THE
DIRECTORS OF THE COMPANY ARE INDEPENDENT.

                                LEGAL PROCEEDINGS

         ENVIRONMENTAL MATTERS

         Subsequent to the sale of our subsidiary, Xygent, in 2002, the nature of the Company's operations are not affected by environmental laws, rules and regulations relating to these businesses. However, because the Company and its subsidiaries and predecessors had conducted manufacturing operations in locations at which, or adjacent to which, other industrial operations were conducted, from time to time the Company may be subject to environmental claims.
As with any such operations that involved the use, generation, and management of hazardous materials, it is possible that prior practices, including practices that were deemed acceptable by regulatory authorities in the past, may have created conditions which could give rise to liability under current or future environmental laws.

         A Phase II environmental investigation on the Rhode Island Property, completed in June 2002, indicated certain environmental problems on the property. The results of the study showed that certain contaminants in the soil under the property and minor groundwater issues exceeded environmental standards set by the Rhode Island Department of Environmental Management ("RIDEM"). After
extensive testing, the Company submitted a Remedial Action Work Plan ("RAWP") to
RIDEM, and on November 7, 2002, RIDEM issued a letter approving the RAWP.

         In April of 2003, the Company awarded a contract for the remediation work and engaged an environmental engineering firm to supervise the remediation work and perform ongoing monitoring of the affected areas. The remediation work was substantially complete as of December 2003, and in connection with the
August 26, 2003 sale of the Rhode Island Property the Company established an escrow account in the amount of $.331 million to cover ongoing site monitoring and any additional remediation costs that may arise. The Company has obtained insurance against additional known and unknown environmental liabilities at the
Rhode Island Property. However, there is no assurance that the Company will not incur additional costs for remediation above the escrowed amount and insurance limits, and that ongoing monitoring of contaminants will not indicate further environmental problems.

         The Company has obtained contaminated land insurance coverage to insure against unknown environmental issues relating to its gravel extraction and landfill property in the U.K. In addition, the Company received a report dated
October 2000, which was updated in July 2003, from an independent environmental consulting firm indicating no evidence of environmental issues relating to the property. As mentioned above, the Company sold the U.K. property in June 2004.
The Company has made no environmental representations or indemnifications under this agreement.

         PRODUCT LIABILITY AND OTHER MATTERS

         The Company receives claims from time to time for toxic tort injuries related to past products manufactured by the Company and other business activities. Most of these claims result from the use of small internal seals that allegedly contained asbestos and were used in small fluid pumps manufactured by the Company's former pump division, which was sold in 1992.

                                      -49-

There have also been tort claims brought by owners and users of machine tools manufactured and sold by divisions that were sold in 1993, and a few miscellaneous claims relating to employment activities, environmental issues, sales tax audits and personal injury claims. The Company has insurance coverage, but in general the coverage available has limitations.

         The Company expects that it will continue to be subject to additional toxic-tort claims in the future. As a matter of Delaware law, the directors are required to take the probability of future claims into consideration and provide for final resolution of them in any liquidation strategy. Thus far these claims have not resulted in any material exposure, but there is no assurance that this will be the result of all such future toxic-tort claims. Because the law in this area is developing rapidly, and because such environmental laws are subject to amendment and widely varying degrees of enforcement, the Company may be subject to, and cannot predict with any certainty the nature and amount of, potential environmental liability related to these operations or locations that the
Company may face in the future.

         LITIGATION

         The Company is a defendant in a variety of legal claims that arise in the normal course of business. Beginning in 1994, the Company's BNS Co.
subsidiary has been served notice that it has been named as a defendant in a total of 662 known asbestos-related toxic-tort claims (as of October 31, 2006).
In many cases these claims involve more than 100 other defendants. Fifty-four of those claims were filed prior to December 31, 2001. Additional claims were filed in subsequent years as follows: In 2002, 98 claims; in 2003, 194 claims; in
2004, 178 claims; and in 2005, 76 claims. As of October 31, 2006, there were 62 additional claims filed.

         In 2002, 42 claims were dismissed or settled for an aggregate of approximately $30,000 exclusive of attorney's fees. In 2003, three claims were granted summary judgment, and one claim was dismissed and closed. In 2004, eight claims were granted summary judgment and were closed, and 144 claims were dismissed, and seven claims were settled for $500 each. In 2005, six claims were granted summary judgment and were closed, 124 claims were dismissed and 6 were settled for $500 each. In October 2005, the Company and its insurers settled two claims for an aggregate of $150,000. As of October 15, 2006, an additional six claims were granted summary judgment and were closed, five claims were settled for an aggregate of $2,600 and an additional 84 claims have been dismissed or agreed to dismiss. There were 234 known claims open and active as of October 31,
2006. However, under certain circumstances, some of the settled claims may be reopened. Also, there may be a significant delay in receipt of notification by the Company of the entry of a dismissal or settlement of a claim of the filing of a new claim.

         The Company believes it has significant defenses to any liability for toxic-tort claims on the merits. It should be noted that, to date, none of these toxic-tort claims have gone to trial and, therefore, there can be no assurance that these defenses will prevail. However, there can be no assurance that the number of future claims and the related costs of defense, settlements or judgments will be consistent with the experience to date of existing claims.

         It has become apparent that the possibility that additional toxic-tort claims will be asserted in the future, and the impact of this possibility on the valuation of the Company has had and will continue to have, at least for the short term, some adverse effects on the Company's ability to determine future distributions to shareholders or to negotiate a satisfactory merger or other change-in-control transaction with a third party. These potential claims would also affect the ability of the Company to effect an orderly liquidation proceeding, either through a dissolution, formation of a liquidating trust and liquidation proceedings in the Chancery Court in Delaware, or in a Chapter 11

                                      -50-

federal bankruptcy reorganization proceeding, both of which would involve provisions for payments to creditors and contemplated distributions to stockholders.

         LEGAL PROCEEDING WITH RESPECT TO HOLDING AND COLLINS

         There is no material pending legal proceeding, other than ordinary routine litigation incidental to the business, to which either Holding or
Collins is a party or of which any of its property is subject.

                           MARKET PRICE AND DIVIDENDS

         MARKET INFORMATION

         The Company's Class A Common Stock is listed on the Boston Stock
Exchange under the symbol "BNC" and is traded on the NASD Over-the-Counter (OTC)
Bulletin Board, where market makers and other dealers provide bid and ask quotations. Since December 15, 2004, the Company's Class A Common Stock has
traded on the OTC Bulletin Board under the symbol "BNSIA" and prior to the
Holding Company Reorganization on December 14, 2004, the stock of BNS Co. traded on the OTC Bulletin Board under the symbol "BNSXA". Set forth below are the high and low prices for the Class A Common Stock on the OTC Bulletin Board during the last three fiscal years. The prices state inter-dealer quotations, which do not include retail mark-ups, mark-downs or commissions. Such prices do not necessarily represent actual transactions.

                                            High             Low
                                        -----------      ------------
         2006
         -------------------------
         4th Quarter
         (until Oct 31, 2006)            $    6.90        $    5.65
         3rd Quarter                          5.75             5.10
         2nd Quarter                          5.70             5.35
         1st Quarter                          6.02             5.40

         2005
         -------------------------
         4th Quarter                     $    6.60        $    6.00
         3rd Quarter                          6.90             6.45
         2nd Quarter                          7.00             6.50
         1st Quarter                          7.05             6.40

         2004
         -------------------------
         4th Quarter                     $    6.77        $    6.47
         3rd Quarter                          6.60             6.05
         2nd Quarter                          6.40             5.90
         1st Quarter                          6.75             5.55

         At October 31, 2006, the Company had approximately 1,241 shareholders of record of its Class A Common Stock.

         We have not declared or paid dividends on our Class A Common Stock and do not anticipate declaring or paying any cash dividends on our Class A Common
Stock in the foreseeable future. We currently expect to retain future earnings, if any, for the development of our business. Dividends may be paid on our Class
A Common Stock only if and when declared by our board of directors.

                                      -51-

         EQUITY COMPENSATION PLAN INFORMATION

         We maintain a 1999 Equity Incentive Plan. As of February 23, 2006,
there were no restricted shares of Class A Common Stock and no stock options to purchase shares of Class A Common Stock outstanding under the Plan.

         The following table provides information as of December 31, 2005 with respect to the shares of Class A Common Stock that may be issued under our existing equity compensation plan:

                                                                                                         Number of
                                         Number of securities to             Weighted-average            securities
                                             be issued upon                 exercise price of            remaining
                                         exercise of outstanding           outstanding options,        available for
Plan Category                         options, warrants and rights         warrants and rights        future issuance
------------------------------------  ----------------------------        ---------------------       ----------------
Equity compensation
plans approved by
security holders (1)                                          0           $                 0               91,645

Equity compensation
plans not approved by
security holders                                              0           $                 0                    0
-------------

Represents our 1999 Equity Incentive Plan.

                     UNREGISTERED SALES OF EQUITY SECURITIES

         None

                            DESCRIPTION OF SECURITIES

         The Company is authorized to issue 33.0 million shares of common stock, divided into 30.0 million Class A Common Stock, 2.0 million Class B Common Stock and 1.0 million Class B Participating Preferred Stock. Immediately following the
Merger, there were 3,030,444 shares of Class A Common Stock issued and outstanding, no shares of Class B Common Stock issued and outstanding and no
Class B Participating Preferred Stock outstanding.

         CLASS A AND CLASS B COMMON STOCK

         Dividends- Subject to the limitations prescribed in the Company's
Amended and Restated Certificate of Incorporation, any further limitations in accordance herewith and any resolution or resolutions of the Board of Directors providing for the issuance of any series of Preferred Stock, holders of shares of Class A Common Stock and holders of shares of Class B Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of the assets or funds which are by law available therefor, dividends payable in cash, or in property, or in shares of Class A Common Stock, or in shares of Class B
Common Stock, or in shares of any series of Preferred Stock, or in any combination thereof. No cash dividend shall be declared or paid on the Class B
Common Stock unless a cash dividend at least equal in amount per share shall contemporaneously be declared or paid on the Class A Common Stock. In addition, no dividends payable in stock property (other than cash) shall be declared or paid on either the Class A Common Stock or the Class B Common Stock unless an equal per share dividend of stock or property is declared and paid on the shares of the other class.

                                      -52-

         Voting - Except as provided by law or except as expressly provided herein, at every meeting of stockholders, every holder of Class A Common Stock shall be entitled to one vote on all matters in person or by proxy for each share of Class A Common Stock outstanding in his name on the transfer books and every holder of Class B Common Stock shall be entitled to ten votes on all matters in person or by proxy for each share of Class B common Stock outstanding in his name on the transfer books.

         At every meeting of the stockholders called for the election of directors, the holders of Class A Common Stock, voting as a class with the holders of any series of Preferred Stock entitled to vote, shall be entitled to elect one-third (1/3) of the number of directors to be elected at such meeting
(excluding from such number any directors to be elected solely by the holders of any series of Preferred Stock), and if one-third (1/3) of such number of directors is not a whole number, then the holders of Class A Common Stock, voting as a class with the holders of any series of Preferred Stock entitled to vote, shall be entitled to elect the next lower whole number of directors to be elected at such meeting but in any event shall be entitled to elect at least one director at such meeting, and the holders of Class B Common Stock shall have no voting rights with respect to the election of such directors. The holders of
Class A Common Stock, Class B Common Stock and any series of Preferred Stock entitled to vote thereon, voting as a single class, shall be entitled to elect the remaining directors to be elected at such meeting (excluding from such number any directors to be elected solely by the holders of any series of
Preferred Stock).

         Except as may otherwise be required by law or the Company's Amended and
Restated Certificate of Incorporation, holders of Class A Common Stock and Class
B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of any series of Preferred Stock.

         Each share of Class B Common Stock may at any time be converted by the holder thereof into one fully paid and nonassessable share of Class A Common
Stock. Such right shall be exercised by the surrender to this Corporation of the certificate representing such shares of Class B Common Stock to be converted at any time during normal business hours at the principal executive offices of this
Corporation, or if an agent for the registration or transfer of shares of Class
B Common Stock is then duly appointed and acting (said agent being hereinafter referred to as the "Transfer Agent"), then at the office of the Transfer Agent, accompanied by a written notice of the election by the holder thereof to convert and (as so required by this Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and the Transfer Agent, duly executed by such holder or his duly authorized attorney, and by transfer tax stamps or funds therefore.

         CLASS B PARTICIPATING PREFERRED STOCK

         The Company has a Rights Plan whereby a dividend purchase right (a
Right) was declared for every outstanding share of the Company's Class A Common
Stock and Class B Common Stock. The Rights expire on February 13, 2008 or upon the earlier redemption of the Rights, and they are not exercisable until a distribution date on the occurrence of certain specified events.

         Each Right entitles the holder to purchase from the Company one one-hundredth of a share of Series B Participating Preferred Stock, $.01 par value per share, at a price of $12.00 per one one-hundredth of a share, subject to adjustment. The Rights will, on the distribution date, separate from the
Common Stock and become exercisable ten days after a person has acquired beneficial ownership of 5% (or 45% in the case of stockholders, and certain of their transferees, who together with their affiliates beneficially held 5% or more of the Company's outstanding Common Stock on October 6, 2003) or more of the outstanding shares of Common Stock of the Company or commencement of a tender or exchange offer that would result in any person owning 5% (or 45% in the case of stockholders, and certain of their transferees, who together with their affiliates beneficially held 5% or more of the Company's outstanding
Common Stock on October 6, 2003) or more of the Company's outstanding Common
Stock.

                                      -53-

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") provides, in general, that a corporation incorporated under the laws of the State of
Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the
Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

         The Company's Bylaws provide that the Company will indemnify the
Company's directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders' or directors' resolution or by contract.
In addition, the Company's director and officer indemnification agreements with each of its executive officers and directors provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any "Expenses" (as such term is defined in the agreement) if he/she acted in bad faith and in a manner he/she reasonably believed to be not in the best interests of the Company.

         Any repeal or modification of these provisions approved by the
Company's stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of a director or officer of the Company existing as of the time of such repeal or modification.

         The Company is also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

         Pursuant to the Merger Agreement, the Company will, or will cause its subsidiary, Collins, as the surviving corporation to, provide, for a period of not less than six years, to honor all rights to indemnification now existing in favor of any director, officer or employee of Collins and its subsidiaries as provided in their respective charters or by laws or by contract. Collins will purchase prepaid insurance policies with a claims period of at least six years with respect to directors' and officers' liability insurance in amount and scope at least as favorable as Collins' existing policies for claims arising from the facts or events that occurred on or prior to the effective time of the Merger, provided that the aggregate premium of such policies to not exceed $50,000.

                                      -54-

         ANTI-TAKEOVER EFFECT OF DELAWARE LAW, CERTAIN BY-LAW PROVISIONS

         Certain provisions of the Company's By-Laws are intended to strengthen the Board of Directors' position in the event of a hostile takeover attempt.
These provisions have the following effects:

         o  they provide that only business brought before an annual meeting by the Board of Directors or by a stockholder who complies with the procedures set forth in the By-Laws may be transacted at an annual meeting of stockholders; and

         o  they provide for advance notice or certain stockholder actions, such as the nomination of directors and stockholder proposals.

         The Company is subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a
"business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an
"interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

                   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

         REFERENCE IS MADE TO ITEM 9.01 OF THIS CURRENT REPORT ON FORM 8-K FOR
THE PROFORMA OF THE FINANCIAL STATEMENTS OF THE COMPANY AND THE FINANCIAL
STATEMENTS OF COLLINS.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         NONE

ITEM 2.03   CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         Reference is made to Item 1.01 with respect to the description of the following loan agreements entered into by the Company or any of its affiliates in order to close the transaction contemplated by the Merger Agreement.

         o  Term Loan Agreement with Steel Partners

         o  Loan Agreement with GMAC Commercial Finance LLC

         o  Subordinated Loan Agreement with Orix Finance Corp.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

         Upon completion of the Merger transaction contemplated by the Merger
Agreement described in Item 1.01, (i) the Board of Directors of Collins resigned

                                      -55-

and was replaced by the Board of Directors of Holding and (ii) Richard Donnelly
resigned as a director of the Company. Mr. Donnelly resigned as a director of the Company to avoid any conflicts of interest since he is also on the board of directors of OshKosh Truck Corp., a designer and manufacturer of specialty trucks and truck bodies and a competitor of Collins.

         As of the closing of the Merger, Mr. Paul Bamatter replaced Mr. Cletus
Glasener as Chief Financial Officer of Collins. Information regarding Mr.
Bamatter is provided in Item 2.01 - DIRECTORS AND EXECUTIVE OFFICERS OF COLLINS,
which is incorporated herein by reference.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

         On October 31, 2006, by unanimous written consent of the Board of
Directors of the Company, the Company changed its fiscal year end from December
31 to October 31. The Company will be filing a transition report for the period
January 1, 2006 to October 31, 2006 on a Form 10-KSB no later than January 29,
2007.

ITEM 5.06.  CHANGE IN SHELL COMPANY STATUS

         As a result of the consummation of the Merger described in Items 1.01 and 2.01 of this Current Report on Form 8-K, we believe that the Company is no longer a "shell corporation," as that term is defined in Rule 405 of the
Securities Act and Rule 12b-2 of the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

         (a) Financial Statements of Businesses Acquired.

         In accordance with Item 9.01(a), Collins' audited financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 and Collins'
unaudited financial statements for the nine-month interim periods ended July 30,
2006 and 2005 are filed in this Current Report on Form 8-K as Exhibit 99.1.

         (b) Pro Forma Financial Information.

         In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.2.

         (c) Exhibits.

         The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.    Description

       2.1     Merger Agreement dated September 26, 2006 by and among Collins
               Industries, Inc., CA Acquisition Corp. and Steel Partners II,
               L.P.

       3.1     Amended and Restated Certificate of Incorporation of BNS Holding,
               Inc. - incorporated herein by reference to Exhibit 99.2 to the
               Company's Form 8-K filed on December 14, 2004

                                      -56-

       3.2     Amended and Restated By-laws of BNS Holding, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company's Form 8-K filed on April 8, 2005).

      10.1     Stockholders Agreement dated October 31, 2006 by and among BNS
               Holding, Inc., Collins I Holding Corp., Collins Industries, Inc.,
               American Industrial Partnership and certain employee
               shareholders.

      10.2     Term Loan Agreement dated October 30, 2006 by and between BNS
               Holding, Inc. and Steel Partners II, L.P.

      10.3     Loan and Security Agreement dated as of October 31, 2006 by and among CS Acquisition Corp., Collins Industries, Inc., Collins Bus
               Corporation, Wheeled Coach Industries, Inc., Capacity of Texas,
               Inc., Mid Bus, Inc., and Mobile Products, Inc., as borrowers,
               Collins Ambulance Corp., Wheeled Coach Enterprises, Inc.,
               Mobile-Tech Corporation, World Trans, Inc., Brutzer Corporation,
               Collins Financial Services, Inc., as guarantors, and GMAC
               Commercial Finance LLC, as agent and as a lender.

      10.4     Loan and Security Agreement dated as of October 31, 2006 by and among CS Acquisition Corp., Collins Industries, Inc., Collins Bus
               Corporation, Wheeled Coach Industries, Inc., Capacity of Texas,
               Inc., Mid Bus, Inc., and Mobile Products, Inc., as borrowers,
               Collins Ambulance Corp., Wheeled Coach Enterprises, Inc.,
               Mobile-Tech Corporation, World Trans, Inc., Brutzer Corporation,
               Collins Financial Services, Inc., as guarantors, and ORIX Finance
               Corp., as agent and as a lender.

      10.5     Management Agreement dated October 31, 2006 by and between BNS
               Holding, Inc. and Collins Industries, Inc.

      10.6     Warrant dated October 31, 2006 issued by Collins I Holding Corp.
               in favor of BNS Holding, Inc.

      10.7     Subscription Agreement dated October 31, 2006 by and among BNS
               Holding, Inc. and Collins I Holding Corp.

      10.8     Pledge and Security Agreement dated October 30, 2006 by and between BNS Holding, Inc. and Steel Partners II, L.P.

      10.9     Note from the Term Loan Agreement dated October 30, 2006 by and between BNS Holding, Inc. and Steel Partners II, L.P.

      10.10    Letter from Collins Industries, Inc. to Steel Partners II, L.P., dated October 31, 2006 related to the payment of an advisory fee of $1.0 million.

      21.1     List of Subsidiaries

      99.1     Collins Industries, Inc. financial statements for the fiscal years ended October 31, 2005, 2004 and 2003 and for the nine months ended July 31, 2006 and 2005 (unaudited)

     99.2      Unaudited pro forma consolidated balance sheet as of December 31,
               2005 and September 30, 2006 and unaudited pro forma consolidated statement of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006

                                      -57-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 6, 2006         BNS HOLDING, INC.

                                 By: /s/ Michael Warren
                                    --------------------------------------------
                                    Name: Michael Warren
                                    Title: President,Chief Executive Officer and
                                           Chief Financial Officer

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